Prospectus Supplement dated June 25, 2007 (to a Prospectus dated June 11, 2007)

$406,858,000 (Approximate)
Mortgage Pass-Through Certificates

PHHAM 2007-3

PHH Alternative Mortgage Trust, Series 2007-3
Issuing Entity

PHH Mortgage Corporation
Sponsor

ACE Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold a pool of conventional hybrid adjustable-rate and fixed-rate first lien residential mortgage loans. The issuing entity will issue the following classes of certificates that are offered  under this prospectus supplement:

Class	Original Principal Balance or Notional Amount(1)	Pass-Through Rate
A-1	$153,312,000	One-Month LIBOR plus 0.11% (2)
A-2	$111,813,000	One-Month LIBOR plus 0.19% (2)
A-3	$80,457,000	One-Month LIBOR plus 0.30% (2)
A-4	$38,398,000	One-Month LIBOR plus 0.35% (2)
M-1	$10,511,000	One-Month LIBOR plus 0.38% (2)
M-2	$7,008,000	One-Month LIBOR plus 0.95% (2)
M-3	$3,298,000	One-Month LIBOR plus 2.25% (2)
M-4	$2,061,000	One-Month LIBOR plus 2.25% (2)

________

See next page for footnotes.

Credit enhancement for the certificates will be provided by excess interest, overcollateralization and subordination.  The certificates will also have the benefit of an interest rate swap agreement.

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  From the sale of the offered certificates, the depositor will receive approximately 99.90% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System on or about June 28, 2007.

____________________________

Deutsche Bank Securities Underwriter

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

The pass-through rate for each class of certificates will be subject to a rate cap equal to the Net WAC Pass-Through Rate, as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  In addition, the margins applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 50% on the distribution date following the first possible optional termination date as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”

Table of Contents

SUMMARY

S-1

RISK FACTORS

S-12

DESCRIPTION OF THE MORTGAGE POOL

S-23

General

S-23

Mortgage Loan Characteristics

S-24

Tabular Characteristics of the Mortgage Loans

S-25

Index

S-34

THE ORIGINATORS

S-34

General

S-34

PHH Mortgage Corporation

S-34

THE SELLERS

S-41

Bishop’s Gate Residential Mortgage Trust

S-41

ISSUING ENTITY

S-41

THE DEPOSITOR

S-41

THE SPONSOR

S-42

STATIC POOL INFORMATION

S-42

DESCRIPTION OF THE CERTIFICATES

S-42

General

S-42

Book-Entry Registration

S-43

Table of Fees and Expenses

S-47

Last Scheduled Distribution Date

S-49

Available Distribution Amount

S-49

Glossary

S-51

The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account

S-57

Deutsche Bank AG, New York Branch

S-62

Distributions to the Supplemental Interest Trust

S-62

Priority of Distributions

S-62

Interest Distributions

S-62

Principal Distributions

S-63

Distribution of Net Monthly Excess Cashflow

S-64

Subordination and Allocation of Losses

S-65

Calculation of One-Month LIBOR

S-66

SERVICING

S-67

General

S-67

PHH Mortgage Corporation

S-67

Servicing and Other Compensation and Payment of Expenses

S-70

Payments on Mortgage Loans; Deposits to Custodial Accounts

S-71

Advances

S-71

Compensating Interest

S-72

Modifications

S-72

Purchase of Delinquent Mortgage Loans

S-72

Pledge of Servicing Rights by Servicer

S-73

Evidence as to Compliance

S-73

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

S-73

Wells Fargo Bank, N. A.

S-73

The Distribution Account

S-75

Master Servicing and Other Compensation and Payment of Expenses

S-76

Events of Default and Removal of Master Servicer

S-76

Transfer of Master Servicing

S-76

Indemnification

S-77

THE TRUSTEE

S-77

POOLING AND SERVICING AGREEMENT

S-79

General

S-79

Assignment of the Mortgage Loans

S-79

Voting Rights

S-80

Optional Termination

S-80

Reports to Certificateholders

S-81

PREPAYMENT AND YIELD CONSIDERATIONS

S-82

Principal Prepayments and Compensating Interest

S-84

Certificates—General

S-84

Weighted Average Life

S-84

Prepayment Speed Assumption and Modeling Assumptions

S-84

FEDERAL INCOME TAX CONSEQUENCES

S-97

LEGAL PROCEEDINGS

S-99

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

S-99

LEGAL INVESTMENT ASPECTS

S-99

ACCOUNTING CONSIDERATIONS

S-100

ERISA CONSIDERATIONS

S-100

METHOD OF DISTRIBUTION

S-101

SECONDARY MARKET

S-102

LEGAL MATTERS

S-102

CERTIFICATE RATINGS

S-102

AVAILABLE INFORMATION

S-103

REPORTS TO CERTIFICATEHOLDERS

S-104

INCORPORATION OF INFORMATION BY REFERENCE

S-104

ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

A-I

ANNEX II –INTEREST RATE SWAP AGREEMENT SCHEDULE

A-II

Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•

this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211 and its telephone number is 704-365-0569.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity

PHH Alternative Mortgage Trust, Series 2007-3, a New York common law trust.  The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among ACE Securities Corp., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee.  The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Sponsor

PHH Mortgage Corporation, a New Jersey corporation also referred to in this prospectus supplement as PHH Mortgage.  See “The Sponsor” in this prospectus supplement.

Depositor

ACE Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators

With respect to approximately 80.69% of the mortgage loans, PHH Mortgage Corporation.  With respect to approximately 19.31% of the mortgage loans, various originators, none of which have originated more than 10% of the mortgage loans by aggregate principal balance as of the cut-off date.  See “The Originators” in this prospectus supplement.

Sellers

The sponsor and its affiliate, Bishop’s Gate Residential Mortgage Trust, will sell the mortgage loans to the depositor.  See “The Sellers” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Servicer

PHH Mortgage Corporation.  See “Servicing” in this prospectus supplement for information concerning the servicer.

Trustee

HSBC Bank USA, National Association, a national banking association. See “The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A.  See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Custodian

Wells Fargo Bank, N.A. See “The Securities Administrator, the Master Servicer and the Custodian” in this prospectus supplement.

Swap Provider

Deutsche Bank AG, New York Branch.

Cut-Off Date

The close of business on June 1, 2007.

Closing Date

On or about June 28, 2007.

The Mortgage Pool.  On the closing date, the depositor will deposit a pool of mortgage loans into the issuing entity.  The mortgage loans will consist of conventional, hybrid adjustable-rate and fixed-rate mortgage loans with original terms to maturity of not more than thirty (30) years.  On the closing date, the mortgage loans will consist of 1,361 conventional, one-to-four-family, first lien adjustable-rate and fixed rate mortgage loans on residential real properties as described in this prospectus supplement.

References to percentages of the mortgage loans in this prospectus supplement are calculated based on the aggregate principal balance of such mortgage loans as of the cut-off date.

Required Repurchases or Substitutions of Mortgage Loans.  The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor, and in certain cases Bishop’s Gate Residential Mortgage Trust, will be required, in accordance with the terms of the mortgage loan purchase agreement as assigned to the trustee, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Mortgage Loans.  The mortgage loans will consist of conventional 15-year and 30-year hybrid adjustable-rate and fixed rate residential mortgage loans secured by first liens on one- to four-family residential properties.  As of the cut-off date, the mortgage loans in the aggregate had the following approximate characteristics:

Mortgage Loans

	Range or Total		Weighted Average(2)
Number of Mortgage Loans	1,361
Aggregate Unpaid Principal Balance(1)	$412,216,529		$302,878
Unpaid Principal Balances(1)	$21,153 – $1,998,192
Interest Rates	5.625% – 12.115%		6.699%
Remaining Terms to Stated Maturity (months)	128 – 360		356
Mortgage Loan Age (months)	0 – 61		1
Original Loan-to-Value Ratio	13.99% – 100.00%		74.79%
FICO Scores(3)	560 – 817		709
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(1)	32.63%	CA
	8.19%	NY
	7.67%	FL
	7.23%	NJ
Maximum Five-Digit Zip Code Concentration	92352	0.90%

(1) Approximate

(2) Indicates average or weighted average based on unpaid principal balances

(3) For Mortgage Loans that are scored

Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust.  The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement.

Class	Original Principal Balance(1)	Type	Pass-Through Rate(2)	Interest Type	Standard & Poor’s Rating (3)	Moody’s Rating (3)	Last Scheduled Distribution Date (4)	Minimum Denomination
Offered Certificates:
A-1	$153,312,000	Super Senior	One-Month LIBOR plus 0.11% (2)	Floating	AAA	Aaa	July 2037	$25,000
A-2	$111,813,000	Super Senior	One-Month LIBOR plus 0.19% (2)	Floating	AAA	Aaa	July 2037	$25,000
A-3	$80,457,000	Super Senior	One-Month LIBOR plus 0.30% (2)	Floating	AAA	Aaa	July 2037	$25,000
A-4	$38,398,000	Senior Support	One-Month LIBOR plus 0.35% (2)	Floating	AAA	Aaa	July 2037	$25,000
M-1	$10,511,000	Subordinate	One-Month LIBOR plus 0.38% (2)	Floating	AA	Aa2	July 2037	$25,000
M-2	$7,008,000	Subordinate	One-Month LIBOR plus 0.95% (2)	Floating	AA	A2	July 2037	$25,000
M-3	$3,298,000	Subordinate	One-Month LIBOR plus 2.25% (2)	Floating	A	Baa2	July 2037	$25,000
M-4	$2,061,000	Subordinate	One-Month LIBOR plus 2.25% (2)	Floating	BBB	Baa3	July 2037	$25,000
Total:	$406,858,000
Non-Offered Certificates:
CE	$5,358,529	Subordinate	N/A	N/A	NR	NR	N/A	N/A
R	$0	Residual	N/A	N/A	NR	NR	July 2037	N/A
Total:	$5,358,529

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

The pass-through rate for each class of certificates will be subject to a rate cap equal to the Net WAC Pass-Through Rate, as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  In addition, the margins applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 50% on the distribution date following the first possible optional termination date as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  The certificates will have the benefit of an interest rate swap agreement as described in this prospectus supplement.

(3)

See “Certificate Ratings” in this prospectus supplement.

(4)

The actual final payment to any class of certificates could be significantly earlier.

Offered Certificates

All of the Certificates, other than the Class CE and Class R Certificates, are offered by this prospectus supplement and are referred to herein as the “offered certificates”.

Sometimes we refer to the certificates by their principal or interest types.  Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

Certificate Types
Super Senior Certificates:	A-1, A-2 and A-3 Certificates
Senior Support Certificates:	A-4 Certificates
Floating Rate Certificates:	Senior and Mezzanine Certificates
Senior Certificates:	A-1, A-2, A-3 and A-4 Certificates
Mezzanine Certificates:	M-1, M-2, M-3 and M-4 Certificates
Subordinate Certificates:	Mezzanine and CE Certificates
Certificates:	Senior, Subordinate and Class R Certificates
Offered Certificates:	Senior Certificates and Mezzanine Certificates
Non-Offered Certificates:	CE and R Certificates
Residual Certificates:	R Certificates
Book-Entry Certificates:	Offered Certificates

Class CE Certificates

The Class CE Certificates are not offered by this prospectus supplement.  The Class CE  Certificates will have an initial certificate principal balance of approximately $5,358,529 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately 1.30% of the cut-off date principal balance of the mortgage loans in the trust.

Residual Certificates

The Class R Certificates are residual certificates and represent the residual interests in the trust.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in July 2007.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances.  See “Description of the Certificates–Book-Entry Registration” in this prospectus supplement.

Available Distribution Amount

On each distribution date, the securities administrator will make distributions to the certificateholders from the available distribution amount for such distribution date.  The available distribution amount on any distribution date from which principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, master servicing fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any net securities administrator swap payments, any swap termination payments payable to the swap provider that are not the result of a swap provider trigger event and certain other expenses of the trust:

•

amounts received on the mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicer and/or master servicer);

•

full and partial prepayments received on the mortgage loans during the related prepayment period (including compensating interest received from the servicer and/or master servicer); and

•

any other unscheduled amounts received on the mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a mortgage loan.

Interest Distributions

On each distribution date, interest will be distributed to each class of offered certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such certificates at the related pass-through rate provided for in this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. Interest on the offered certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On any distribution date, any shortfalls as a result of  the Servicemembers Civil Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will first reduce net monthly excess cashflow and then reduce the amount of interest distributable to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date

The senior certificates will be entitled to payments of interest prior to the payment of interest to the mezzanine certificates.  Each class of mezzanine certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of mezzanine certificates with a lower payment priority.

See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

Principal Distributions

On each distribution date, the securities administrator will distribute the principal distribution amount with respect to the mortgage loans, for such distribution date to the offered certificates, in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such certificate has been reduced to zero.

The manner of distributing principal among the classes of offered certificates will differ, as described in this prospectus supplement, depending generally upon whether a distribution date occurs before the distribution date in July 2010 or on or after that date, and depending upon the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates—Principal Distributions” in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates includes excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates—Subordination and Allocation of Losses” and “—Distribution of Net Monthly Excess Cashflow” in this prospectus supplement.

Excess Interest.  The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net securities administrator swap payments payable to the swap provider).  Any excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the senior certificates and the mezzanine certificates on the closing date by approximately $5,358,529, or approximately 1.30% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage loans under the pooling and servicing agreement.  See “Description of the Certificates—Distribution of Net Monthly Excess Cashflow” in this prospectus supplement.

Subordination. The rights of the holders of the mezzanine certificates and Class CE Certificates to receive distributions of principal and interest, as applicable, will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates.

In addition, to the extent described under “Description of the Certificates–Subordination and Allocation of Losses” in this prospectus supplement, the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of each class of mezzanine certificates, and the rights of the holders of each class of mezzanine certificates will be subordinated to the rights of the holders of each class of mezzanine certificates with a lower numerical designation.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Allocation of Losses

If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) or payments made by the swap provider under the interest rate swap agreement to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated to the Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, sequentially, in that order, until each such class certificate balance is reduced to zero.  There will be no allocation of realized losses to the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates.  However, under certain loss scenarios there may not be enough principal and interest from the mortgage loans to distribute to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates all principal and interest amounts to which they are then entitled.  If, on any distribution date, the aggregate certificate principal balance of the mezzanine certificates and the overcollateralization amount has been reduced to zero, distributions of principal will be made, sequentially, (i) first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on certificate principal balance, until their respective class certificate balances are reduced to zero and (ii) second, to the Class A-4 Certificates, until its class certificate principal balance is reduced to zero.  See “Description of the Certificates—Subordination and Allocation of Losses” and “—Principal Distributions” in this prospectus supplement.

Interest Rate Swap Agreement

The certificates, other than the Class R Certificates, will have the benefit of an interest rate swap agreement, referred to in this prospectus supplement as the interest rate swap agreement, provided by Deutsche Bank AG, New York Branch for each distribution date commencing in July 2007 and terminating on the earlier of (a) the distribution date on which the certificate principal balance of each offered class is reduced to zero and (b) immediately following the distribution date in May 2014, unless the interest rate swap agreement is terminated earlier in accordance with its provisions.  The interest rate swap agreement will have an initial notional amount of $406,858,000.

Pursuant to the interest rate swap agreement, on each distribution date the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the interest rate swap account) will be obligated to pay to the swap provider an amount equal to the product of (a) 5.505% per annum, (b) the lesser of (i) the notional amount set forth in the interest rate swap agreement (as shown in Annex II to this prospectus supplement) and (ii) the aggregate class certificate principal balance of the offered certificates and (c) a fraction, the numerator of which is 30 (except for the first distribution date for which the numerator will be 27) and the denominator of which is 360.  The amount payable by the swap provider to the supplemental interest trust for the benefit of the certificateholders will equal the product of (a) one-month LIBOR (as calculated pursuant to the interest rate swap agreement), (b) the lesser of (i) the notional amount set forth in the interest rate swap agreement (as shown in Annex II to this prospectus supplement) and (ii) the aggregate class certificate principal balance of the offered certificates and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date (or with respect to the first distribution date, from the closing date) to but excluding the current distribution date and the denominator of which is 360.  Only the net amount of the two obligations will be paid on each distribution date by the appropriate party.

On each distribution date, to the extent that the amount payable by the securities administrator under the interest rate swap agreement exceeds the amount payable by the swap provider, the securities administrator will be required to deposit the amount of such excess into interest rate swap account.  The interest rate swap account will be an asset of a supplemental interest trust and amounts deposited to this account will be used by the securities administrator, on behalf of the trustee of the supplemental interest trust, to remit net payments to the swap provider and to the certificates.  On any distribution date on which the swap provider is required to make a net payment to the supplemental interest trust pursuant to the interest rate swap agreement, the swap provider will be required to deposit such net amount to interest rate swap account.

Any net amounts paid by the swap provider to the supplemental interest trust will be used on the applicable distribution date to pay the interest distribution amount, interest amounts due but not paid on previous distribution dates, any interest amounts not distributed to certificateholders on any distribution date due to the fact that the certificate pass-through rate for such distribution date was capped by the weighted average net mortgage rate, realized losses on the mortgage loans that were previously allocated to the mezzanine certificates and to restore or maintain the required overcollateralization amount, in the order of priority described under “Description of the Certificates—Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account”.

Upon early termination of the interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the swap provider may be required to make a termination payment to the other party. Any such termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full.  Any swap termination payments due from the securities administrator to the swap provider that do not result from the occurrence of a swap provider trigger event will be paid to the swap provider on the applicable distribution date or dates before any distributions are made to certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account” in this prospectus supplement.

Advances

The servicer will be required to advance delinquent payments of principal and interest on the mortgage loans subject to the limitations described under “Servicing—Advances” in this prospectus supplement. The master servicer, as successor servicer, or any other successor servicer will be obligated to make any required delinquency advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The servicer or the master servicer, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Servicing–Advances” in this prospectus supplement and “Description of the Securities–Advances in Respect of Delinquencies” in the prospectus.

Administration Fees

With respect to each mortgage loan, the administration fee that will be deducted prior to distributions to the certificateholders will be the sum of (i) all servicing fees, (ii) any master servicing fees and (iii) any lender paid primary mortgage insurance fees.

With respect to the mortgage loans, the servicing fee that will be paid to the servicer ranges from approximately 0.250% per annum to approximately 0.375% per annum, and the weighted average servicing fee for the mortgage loans as of the cut-off date will be approximately 0.307% per annum.

The servicing fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.  The obligation to pay the servicing fee to the servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

With respect to the mortgage loans, the master servicing fee that will be paid to the master servicer will be 0.005% per annum.  The securities administrator fee, the trustee fee and the custodial fee will each be paid by the master servicer out of the master servicer fee.

Approximately 0.58% of the mortgage loans are insured by lender paid mortgage insurance.  With respect to these mortgage loans, the lender paid mortgage insurance fee rate is a per annum fee rate ranging from approximately 0.710% to approximately 2.230%, and the weighted average lender paid mortgage insurance fee rate for the mortgage loans as of the cut-off date will be approximately 0.009% per annum.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class	Expected Final Distribution Date
A-1	May 2009
A-2	January 2012
A-3	November 2014
A-4	November 2014
M-1	November 2014
M-2	November 2014
M-3	November 2014
M-4	November 2013

The expected final distribution date for each class of offered certificates is based upon (i)  100% PPC of the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under “Prepayment and Yield Considerations–Prepayment Speed Assumption and Modeling Assumptions” and (iii) assuming the optional termination is exercised on the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement–Optional Termination”.  It is possible that the principal balance of the certificates may be fully paid prior to the related expected final distribution date, or may not be fully paid by the related expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in July 2037, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the mortgage loans.

Optional Termination

The servicer may, at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the sum of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

See “Pooling and Servicing Agreement–Optional Termination” in this prospectus supplement.

Federal Income Tax Treatment

The offered certificates will represent ownership of REMIC regular interests, which will be treated as ownership of debt, in certain cases coupled with certain contractual rights and obligations.  Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.  The residual certificates will consist of components, each of which will represent the sole class of residual interests in a REMIC.

Certain classes of offered certificates may be treated as having been issued with original issue discount.

See “Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment

The offered certificates (other than the Class M-3 and Class M-4 Certificates) will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA  for so long as such offered certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them.  See “Legal Investment Aspects” in this prospectus supplement.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, a person investing assets of any such plans or arrangements may not hold or acquire offered certificates before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

TRANSACTION STRUCTURE

RISK FACTORS

The offered certificates may not be suitable investments for you.  In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the related mortgage loans.  Mortgage prepayment rates are likely to fluctuate significantly from time to time.  You should consider the associated risks, including the following:

Prepayments on the mortgage loans may affect the yield on your certificates.

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If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their principal balances.  If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of any related classes of certificates purchased at a premium to their principal balances.

•

If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

•

If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related certificates.

•

The rate of principal payments on the mortgage loans varies and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

The pass-through rates on the offered certificates are subject to a weighted average net rate cap.

The pass-through rates on the offered certificates are subject to a cap generally equal to the Net WAC Pass-Through Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

To the extent that interest paid to a class of certificates is calculated based on a rate equal to the Net WAC Pass-Through Rate, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall.  That shortfall will carry forward with interest thereon.  These shortfalls, to the extent not covered by excess cash flow or payments made under the interest rate swap agreement may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final payment date.  In addition, when the pass-through rates applicable to the certificates are limited by the cap, there may be little or no excess cash flow to cover losses and to maintain or restore the required level of overcollateralization.  No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the certificates will be sufficient for that purpose.

Losses and delinquent payments on the mortgage loans may affect the return on the certificates.

If, as a result of losses on the mortgage loans, the certificate principal balance of the Class CE Certificates (which is equal to the overcollateralization amount) is reduced to zero, the yield on each class of mezzanine certificates will be extremely sensitive to losses on the mortgage loans (to the extent such losses are not otherwise covered by excess cashflow or amounts received under the interest rate swap agreement) since such losses will then be allocated to the class of mezzanine certificates with the lowest payment priority until the certificate principal balance of such class has been reduced to zero.  Although no losses will be allocated to the senior certificates, under certain loss scenarios there may not be enough principal and interest from the mortgage loans to distribute to the holders of such certificates all principal and interest amounts to which they are then entitled.  If, as a result of losses on the mortgage loans, the aggregate certificate principal balance of the Class CE Certificates and the mezzanine certificates is reduced to zero, distributions of principal will be made sequentially (i) first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on certificate principal balance, until their respective certificate principal balances are reduced to zero and (ii) second, to the Class A-4 Certificates, until its class certificate principal balance is reduced to zero, which will cause the yield on the Class A-4 Certificates to be extremely sensitive to losses on the mortgage loans.  See “Description of the Certificates—Subordination and Allocation of Losses” and “—Principal Distributions” in this prospectus supplement.

Delinquencies that are not covered by amounts advanced by the servicer or the master servicer, as applicable, because the servicer or the master servicer believe such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class CE, Class M-4, Class M-3, Class M-2 and Class M-1
Certificates, sequentially, in that order, because any resulting shortfalls to the extent not covered by excess interest will be borne first by the Class CE Certificates and second by the mezzanine certificates sequentially, in the reverse order of their seniority.  If, as a result of losses on the mortgage loans, the aggregate certificate principal balance of the Class CE Certificates and the mezzanine certificates is reduced to zero, distributions of principal will be made sequentially (i) first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on certificate principal balance, until their respective certificate principal balances are reduced to zero and (ii) second, to the Class A-4 Certificates, until its class certificate principal balance is reduced to zero, which will cause the yield on the Class A-4 Certificates to be extremely sensitive to losses and delinquencies that are not covered by amounts advanced by the servicer or the master servicer, as applicable, because the servicer or the master servicer believe such amounts, if advanced, would not be recoverable.  See “Description of the Certificates—Subordination and Allocation of Losses” and “—Principal Distributions” in this prospectus supplement.

Realized losses will be allocated to a class of mezzanine certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Subordination and Allocation of Losses”, such amounts will not be reinstated.  However, the amount of realized losses allocated to the mezzanine certificates may be distributed to the holders of those mezzanine certificates as described in this prospectus supplement from excess cash flow and from amounts received under the interest rate swap agreement.

The yields on the mezzanine certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans.  Losses on the mortgage loans resulting in a reduction in the certificate principal balance of the mezzanine certificates will cause less interest to accrue on such mezzanine certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occur, the greater the effect on an investor’s yields.

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the mezzanine certificates generally will not be entitled to any principal distributions until at least the distribution date in July 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed the levels set forth under “Description of the Certificates—Glossary—Trigger Event” in this prospectus supplement.  As a result, the weighted average lives of the mezzanine certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

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the applicable pass-through rate thereon;

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the applicable purchase price;

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the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates;

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the rate, timing and severity of realized losses on the mortgage loans, adjustments to the mortgage rates on the mortgage loans, the amount of excess interest generated by the mortgage loans and the allocation to the offered certificates of certain interest shortfalls; and

•

payments due from the supplemental interest trust in respect of payments received from the swap provider under the interest rate swap agreement.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC to optional termination (based on the assumed prepayment rates set forth under “Prepayment and Yield Considerations–Weighted Average Lives” in this prospectus supplement) and weighted average lives corresponding thereto.  No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

The difference between the pass-through rates on the offered certificates and the mortgage rates on the mortgage loans may result in interest shortfalls on such certificates.

The yield to maturity on the offered certificates may be affected by the resetting of the mortgage rates on the adjustable rate mortgage loans on their related adjustment dates. In addition, because the mortgage rate for the adjustable rate mortgage loans adjusts based on Six-Month LIBOR or One-Year LIBOR, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the mortgage loans after their adjustments. Finally, the mortgage rates on the adjustable rate mortgage loans are based on One-Year LIBOR or Six-Month LIBOR, while the pass-through rates on the offered certificates are based on One-Month LIBOR.  Consequently, the application to such certificates of the Net WAC Pass-Through Rate, which is based on the weighted average mortgage rate on the mortgage loans, net of certain fees of the trust and the supplemental interest trust (including any net securities administrator swap payment payable to the swap provider and any swap termination payment payable to the swap provider that is not due to the occurrence of a swap provider trigger event under the interest rate swap agreement), could adversely affect the yield to maturity on such certificates. In addition, the Net WAC Pass-Through Rate will decrease if the mortgage loans with relatively high mortgage rates prepay at a faster rate than mortgage loans with relatively low mortgage rates.

If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any net securities administrator swap payments payable to the swap provider and any swap termination payments payable to the swap provider that does not result from the occurrence of a swap provider trigger event under the interest rate swap agreement). The ratings on the offered certificates will not address the likelihood of any recovery of such interest shortfalls by holders of these certificates from amounts collected on the mortgage loans.

Amounts used to pay such interest shortfalls on the offered certificates may be supplemented by amounts received under the interest rate swap agreement; however, no amount will be received from the swap provider unless the amount payable by the swap provider to the securities administrator (on behalf of the supplemental interest trust) on any distribution date exceeds the amount payable by the securities administrator to the swap provider on such distribution date, and such amounts are available for distribution to the various classes of certificates based on the payment priorities described in this prospectus supplement.  However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay certificateholders the full amount of interest which they would have received absent the application of the Net WAC Pass-Through Rate.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

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the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sellers will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor (or Bishop’s Gate Residential Mortgage Trust with respect to certain representations and warranties related to title made by Bishop’s Gate Residential Mortgage Trust) will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor or Bishop’s Gate Mortgage Trust is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The interest rate swap agreement and the swap provider.

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain or restore overcollateralization, repay realized losses on the mortgage loans allocated to the mezzanine certificates and pay any Net WAC Rate Carryover Amounts (as defined herein) on the certificates.  No assurance can be made that any amounts will be received under the interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain or restore overcollateralization, repay realized losses on the mortgage loans allocated to the mezzanine certificates and pay any Net WAC Rate Carryover Amounts on the certificates.

To the extent that distributions on the offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the interest rate swap agreement, the ability of the securities administrator to make such distributions on the offered certificates will be subject to the credit risk of the swap provider. Although there is a mechanism in place to facilitate replacement of the interest rate swap agreement upon the default or credit impairment of the swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate swap agreement. See “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account” in this prospectus supplement.

No assurance can be made that any amounts will be received under the interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls, restore or maintain required overcollateralization, to repay realized losses on the mortgage loans allocated to the offered certificates, or to pay any Net WAC Rate Carryover Amounts on the offered certificates.  Any net securities administrator swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the offered certificates.  Any swap termination amount payable to the swap provider upon the early termination of the interest rate swap agreement that is not due to a swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates and may reduce the pass-through rates on the related certificates.

Upon early termination of the interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the swap provider may be liable to make a swap termination payment to the other party.  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the offered certificates.  Due to the priority of the application of the available distribution amount, the mezzanine certificates will bear the effects of any shortfalls resulting from a net securities administrator swap payment or certain swap termination payments by the securities administrator pursuant to the interest rate swap agreement before such effects are borne by the senior certificates and, therefore, one or more classes of mezzanine certificates may suffer a loss as a result of such payment.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Payments from the mortgage loans and payments received from the swap provider are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodian, the servicer, the originators, the sellers, the trustee, the underwriter or any of their affiliates.  However, the sponsor does have limited obligations with respect to certain breaches of its representations and warranties and with respect to the sponsor (other than certain representations and warranties made by Bishop’s Gate Residential Mortgage Trust), each seller’s representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the sellers, the master servicer, the servicer, the originators, the securities administrator, the custodian, the trustee, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the depositor, the sponsor, the master servicer, the servicer, the originators, the sellers, the securities administrator, the custodian, the trustee, the underwriter or any of their affiliates.  The offered certificates will be entitled to payments only from amounts received or advanced in respect of the mortgage loans and payments under the interest rate swap agreement.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

As of the cut-off date, mortgaged properties located in California secure approximately 32.63% of the mortgage loans.  If the residential real estate market in California should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

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Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•

Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 50.07% of the mortgage loans by aggregate principal balance of the mortgage loans as of the cut-off date, require the mortgagors to make monthly payments of accrued interest only for the first three, five, seven or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor’s monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for the first three, five, seven or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the related certificateholders’ investment.

The bankruptcy or insolvency of the servicer or the master servicer could further delay or reduce payments to you.

If the servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if the servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of the servicer or the master servicer to service or master service the mortgage loans or to oversee the servicer, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sellers to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfers of the mortgage loans from the sellers to the depositor and from the depositor to the trust will each be characterized as a sale.  Each of the sellers and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of a seller may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00% per annum. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, may reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.  In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See “Description of the Mortgage Pool–Mortgage Loan Characteristics” in this prospectus supplement.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund.

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•

differences in loan type;

•

the relative seasoning of the pools;

•

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•

the extent to which the loans in a pool have prepayment penalties;

•

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

Governmental Action May Affect Foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan.  Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted.  Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinate certificates.

Recent developments affecting PHH Corporation may affect the ability of PHH Mortgage to service the mortgage loans and the value of the certificates.

In a Form 12b-25 Notification of Late Filing (the “2007 10-Q Form 12b-25”) filed on May 11, 2007, PHH Corporation (“PHH”) reported that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “2007 Form 10-Q”) by the SEC filing deadline.  In a Form 12b-25 Notification of Late Filing (the “2006 10-K Form 12b-25”) filed on March 2, 2007, PHH reported that it would be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) by the SEC filing deadline.  PHH attributed the late filing of the 2006 Form 10-K and the 2007 Form 10-Q to delays in preparing its financial statements for the year ended December 31, 2006 and the quarter ended March 31, 2007, respectively, due in part to the facts set forth below.

On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, October 30, 2006 and November 22, 2006, PHH filed Current Reports on Form 8-K (collectively, the “Form 8-Ks”) with the SEC regarding the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because it had not yet finalized its financial statements for the year ended December 31, 2005, and the audit of its 2005 financial statements was not complete.  PHH filed its 2005 Form 10-K with the SEC on November 22, 2006.  PHH also previously disclosed that the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”) were delayed beyond their respective SEC filing deadlines, and that it expected the 2006 Form 10-K to be delayed beyond the SEC filing deadline.  More information related to PHH’s 2006 Form 10-Qs and 2006 Form 10-K may be obtained by referring to the Current Reports on Form 8-K that PHH filed with the SEC on December 27, 2006 and January 24, 2007 (the “Additional Form 8-Ks”) regarding certain waivers extending the deadline for delivery of PHH’s 2006 quarterly and annual financial statements under certain of its financing arrangements.

On March 30, 2007, PHH filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 with the SEC.  On April 11, 2007, PHH filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the SEC.

In the 2007 10-Q Form 12b-25, PHH reported that the 2006 Form 10-Qs included certain restatement adjustments for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  PHH also reported that it was working diligently to complete the 2006 Form 10-K and the 2007 Form 10-Q, and that it expected to file both reports within the extended deadline for delivery of the 2006 Form 10-K and 2007 Form 10-Q pursuant to waivers under certain of its financing arrangements.

On May 24, 2007, PHH filed the 2006 Form 10-K with the SEC.

PHH previously disclosed in the Form 8-Ks that it had concluded that its audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004, and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and required the restatement of certain of its Prior Financial Statements. PHH reported that the restatement adjustments which it included in its 2005 Form 10-K, its 2006 Form 10-Qs, and 2006 Form 10-K corrected certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and corrected errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.

PHH reported that it had restated its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in the 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 are reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. PHH reported that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments similarly are reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and the year ended December 31, 2005, would be reflected in the 2006 Form 10-Qs and 2006 Form 10-K.

In a Current Report on Form 8-K that PHH filed on March 15, 2007, it reported that it had entered into a definitive merger agreement (the “Merger Agreement”) dated March 15, 2007 to be acquired (the “Merger”) by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (“GE”), in an all cash transaction valued at approximately $1.8 billion.  PHH reported that, on the unanimous recommendation of a special committee of its board of directors, which comprises all of its independent directors, the board of directors unanimously approved the Merger and recommended its approval by PHH stockholders. PHH reported that it will schedule a special meeting of its stockholders to approve the Merger at a later date.

PHH reported that in conjunction with this transaction, GE has entered into an agreement to sell PHH’s mortgage operations to an affiliate of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.

PHH reported that the Merger is subject to approval by its stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. PHH reported that following the closing of the Merger, shares of PHH common stock would no longer be listed on the New York Stock Exchange (“NYSE”).

On June 18, 2007, PHH filed a Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy”).  In the Preliminary Proxy, PHH disclosed that a special meeting of the PHH stockholders would be held at which the stockholders would be asked to consider and vote on a proposal to approve the Merger Agreement and the Merger and related matters.  PHH disclosed that it is working toward consummating the Merger as quickly as possible, but it could not predict the exact timing of the consummation of the Merger.  PHH disclosed that, in order to consummate the Merger, it must obtain stockholder approval and the other closing conditions under the Merger Agreement must be satisfied or waived.  PHH disclosed that the closing of the Merger would occur no later than the second business day following satisfaction or waiver of all conditions to closing, or as PHH and GE may mutually agree.

PHH also disclosed that if the Merger Agreement is not approved by the required stockholder vote or if the Merger is not consummated for any other reason, PHH expects that it will remain an independent public company and that shares of its common stock would continue to be listed and traded on the NYSE.  PHH also disclosed that, under certain circumstances, it could be required to pay GE a termination fee or reimburse GE for its out-of-pocket expenses as further described in the Preliminary Proxy.

PHH also disclosed in the Preliminary Proxy that two purported class action lawsuits have been filed against it and each member of its board of directors and, in the case of one of these lawsuits, GE and an affiliate of Blackstone.  PHH disclosed that, in support of the plaintiffs’ requests for injunctive and other relief, the plaintiffs in each lawsuit have alleged, among other matters, that the members of PHH’s board of directors breached their fiduciary duties by failing to maximize stockholder value in approving the Merger Agreement.  PHH disclosed that it could not accurately predict the ultimate outcome of these matters at the time the Preliminary Proxy was filed, and that the ultimate resolution of these matters could have a material adverse effect on its business financial position and results of operations or cash flows.

The developments described above and in further detail under “Servicing—PHH Mortgage Corporation—Recent Developments” in this prospectus supplement could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage Corporation to service the mortgage loans and perform its duties under the pooling and servicing agreement.  The inability of PHH Mortgage Corporation to perform these functions could have a material adverse effect on the value of the certificates.  See “Servicing—PHH Mortgage Corporation—Recent Developments” in this prospectus supplement for further information.

DESCRIPTION OF THE MORTGAGE POOL

General

On the closing date, the depositor will deposit a pool of mortgage loans into the trust.  The mortgage loans delivered to the trust on the Closing Date will consist of 1,361 conventional one-to four-family, first lien hybrid adjustable-rate and fixed rate mortgage loans that have an aggregate outstanding principal balance as of June 1, 2007 (the “Cut-Off Date”), after deducting payments due on or before that date, of approximately $412,216,529 (the “Mortgage Loans” or “Mortgage Pool”).  None of the Mortgage Loans were delinquent as of the Cut-Off Date.  The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that Mortgage Loan would be considered current in payment.  If the payment were not made on March 1, the Mortgage Loan would then be considered to be 30 days delinquent.

The description of the Mortgage Loans in this prospectus supplement, which includes the Mortgaged Properties related thereto is based upon the principal balance of each of the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received.  References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date (determined as described in the preceding sentence).  Prior to the issuance of the certificates, Mortgage Loans may be removed as a result of principal prepayments in full, delinquencies or otherwise.  In such event, other mortgage loans may be included in the Mortgage Pool.  The depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Loans as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans may vary.  See “–Additional Information” in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.  All dollar amounts, percentages and other numerical information relating to the Mortgage Loans described herein are subject to a permitted variance of plus or minus 5%.

The Mortgage Loans will have original terms to maturity of not greater than 30 years.  The Mortgage Loans, other than the Interest Only Loans (as defined below), will provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms.  Approximately 50.07% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans, as of the Cut-Off Date, are interest only loans (“Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first three, five, seven or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a “Mortgaged Property”).  The Mortgaged Properties will include single family residences, two- to four-family dwelling units, condominium units, co-ops and planned unit developments, all of which are the property subject to the lien of the related mortgage and consist of no more than four units and have the additional characteristics described below and in the prospectus.

The mortgage rate on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Approximately 45.65% of the Mortgage Loans are hybrid adjustable-rate Mortgage Loans with an initial rate adjustment occurring three, five, seven or ten years, with respect to approximately 1.43%, 61.76%, 20.70% and 16.11%, respectively, of such Mortgage Loans, after the related date of origination.

Mortgage Loan Characteristics

The weighted average FICO Score for the Mortgage Loans that were scored is approximately 709.  “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained.  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor.  The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

All of the Mortgage Loans other than the Interest Only Loans will have principal and interest payable on the first day of each month, which day is called the due date.  None of the Mortgage Loans will have an original scheduled maturity date later than 30 years. At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

	Approximate Loan-to-Value Ratio
	Less than or equal to 80%	Greater than 80%, but less than or equal to 95%
Percentage of Mortgage Loans by Principal Balance	89.78%	8.90%

The loan to value ratios were based upon (i) with respect to purchase money Mortgage Loans not in the state of New York, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property and (ii) with respect to non-purchase money or New York state Mortgage Loans, the appraisal of the Mortgaged Property.  Approximately 99.85% of the Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.  Approximately 0.58% of the Mortgage Loans are covered by lender paid primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.

None of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in connection with any prepayment of principal.

Tabular Characteristics of the Mortgage Loans

Subject to a permitted variance of plus or minus 5%, as of the Cut-Off Date, the Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	26	$ 1,060,131	0.26%
50,001 - 100,000	182	14,139,656	3.43
100,001 - 150,000	181	22,904,441	5.56
150,001 - 200,000	186	32,401,175	7.86
200,001 - 250,000	150	33,480,195	8.12
250,001 - 300,000	102	28,181,936	6.84
300,001 - 350,000	91	29,604,417	7.18
350,001 - 400,000	80	29,954,067	7.27
400,001 - 450,000	63	26,653,567	6.47
450,001 - 500,000	72	34,435,236	8.35
500,001 - 550,000	56	29,438,809	7.14
550,001 - 600,000	47	27,006,010	6.55
600,001 - 650,000	32	20,215,975	4.90
650,001 - 700,000	24	16,111,429	3.91
700,001 - 750,000	17	12,437,418	3.02
750,001 - 800,000	9	6,981,023	1.69
800,001 - 850,000	2	1,651,693	0.40
850,001 - 900,000	4	3,523,220	0.85
900,001 - 950,000	7	6,384,501	1.55
950,001 - 1,000,000	14	13,899,363	3.37
Greater than or equal to 1,000,001	16	21,752,267	5.28
Total:	1,361	$412,216,529	100.00%

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50,000	26	$1,060,131	0.26%
50,001 - 100,000	182	14,139,656	3.43
100,001 - 150,000	182	23,053,697	5.59
150,001 - 200,000	185	32,251,919	7.82
200,001 - 250,000	150	33,480,195	8.12
250,001 - 300,000	102	28,181,936	6.84
300,001 - 350,000	91	29,604,417	7.18
350,001 - 400,000	81	30,304,235	7.35
400,001 - 450,000	62	26,303,398	6.38
450,001 - 500,000	73	34,935,236	8.47
500,001 - 550,000	56	29,438,809	7.14
550,001 - 600,000	47	27,006,010	6.55
600,001 - 650,000	32	20,215,975	4.90
650,001 - 700,000	23	15,611,429	3.79
700,001 - 750,000	17	12,437,418	3.02
750,001 - 800,000	10	7,764,092	1.88
800,001 - 850,000	2	1,651,693	0.40
850,001 - 900,000	4	3,523,220	0.85
900,001 - 950,000	7	6,548,084	1.59
950,001 - 1,000,000	13	12,952,711	3.14
Greater than or equal to 1,000,001	16	21,752,267	5.28
Total:	1,361	$412,216,529	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
California	289	$134,504,378	32.63%
New York	108	33,766,044	8.19
Florida	117	31,622,477	7.67
New Jersey	80	29,784,890	7.23
Arizona	54	15,296,320	3.71
Maryland	42	13,701,739	3.32
Virginia	42	12,649,595	3.07
Massachusetts	31	12,108,955	2.94
Illinois	51	11,269,380	2.73
Minnesota	47	10,777,019	2.61
Michigan	28	8,425,461	2.04
Georgia	33	7,558,162	1.83
Utah	24	7,061,753	1.71
Pennsylvania	43	6,699,272	1.63
Texas	33	5,641,759	1.37
Connecticut	24	5,355,758	1.30
South Carolina	23	4,814,793	1.17
North Carolina	24	4,807,749	1.17
Missouri	25	4,651,243	1.13
Nevada	17	3,941,974	0.96
Maine	15	3,848,870	0.93
New Mexico	12	3,553,648	0.86
Colorado	16	3,405,444	0.83
Washington	10	3,046,469	0.74
Oregon	12	2,919,109	0.71
District of Columbia	7	2,830,006	0.69
Rhode Island	7	2,458,474	0.60
Tennessee	11	2,404,872	0.58
New Hampshire	12	2,085,900	0.51
Indiana	15	2,031,780	0.49
Alabama	11	1,944,348	0.47
Idaho	7	1,915,637	0.46
Wisconsin	8	1,847,731	0.45
Hawaii	4	1,798,928	0.44
Vermont	10	1,723,294	0.42
Ohio	13	1,275,313	0.31
Montana	8	1,151,608	0.28
Mississippi	7	1,097,549	0.27
Kentucky	4	1,032,122	0.25
Arkansas	8	973,235	0.24
Louisiana	6	712,958	0.17
Delaware	2	694,181	0.17
Nebraska	3	668,379	0.16
Iowa	5	537,696	0.13
Wyoming	1	520,000	0.13
Alaska	2	469,099	0.11
North Dakota	5	414,322	0.10
West Virginia	3	247,751	0.06
Oklahoma	1	94,525	0.02
Kansas	1	74,559	0.02
Total:	1,361	$412,216,529	100.00%

Mortgage Interest Rates of the Mortgage Loans

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
5.500 - 5.999	26	$ 9,856,762	2.39%
6.000 - 6.499	305	117,691,244	28.55
6.500 - 6.999	654	201,484,850	48.88
7.000 - 7.499	243	58,746,115	14.25
7.500 - 7.999	88	19,419,664	4.71
8.000 - 8.499	21	2,042,104	0.50
8.500 - 8.999	5	480,473	0.12
9.000 - 9.499	4	644,700	0.16
9.500 - 9.999	2	333,908	0.08
10.000 - 10.499	4	317,784	0.08
10.500 - 10.999	6	863,611	0.21
11.000 - 11.499	1	240,825	0.06
11.500 - 11.999	1	61,750	0.01
12.000 - 12.499	1	32,739	0.01
Total:	1,361	$412,216,529	100.00%

Mortgaged Property Types of the Mortgage Loans

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	838	$247,687,471	60.09%
Planned Unit Development	194	73,645,248	17.87
Condominium*	182	50,125,649	12.16
2-4 Family	139	38,653,697	9.38
Co-op	8	2,104,464	0.51
Total:	1,361	$412,216,529	100.00%

* Includes condotels and non-warrantable condominiums

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50.00	98	$ 23,283,800	5.65%
50.01 - 55.00	31	12,979,145	3.15
55.01 - 60.00	43	15,997,276	3.88
60.01 - 65.00	46	15,304,448	3.71
65.01 - 70.00	117	33,450,080	8.11
70.01 - 75.00	89	36,527,217	8.86
75.01 - 80.00	714	232,529,814	56.41
80.01 - 85.00	17	4,227,104	1.03
85.01 - 90.00	97	18,750,405	4.55
90.01 - 95.00	78	13,691,435	3.32
95.01 - 100.00	31	5,475,806	1.33
Total:	1,361	$412,216,529	100.00%

Loan Programs of the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Stated Documentation	1,194	$377,954,475	91.69%
No Documentation	153	29,898,796	7.25
Full Documentation	14	4,363,258	1.06
Total:	1,361	$412,216,529	100.00%

FICO Scores for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
560 - 579	1	$ 119,866	0.03%
580 - 599	2	232,495	0.06
600 - 619	4	478,891	0.12
620 - 639	70	19,143,777	4.64
640 - 659	142	46,129,379	11.19
660 - 679	207	59,597,130	14.46
680 - 699	220	66,776,643	16.20
700 - 719	193	57,703,028	14.00
720 - 739	145	45,200,825	10.97
740 - 759	137	42,212,178	10.24
760 - 779	117	36,317,306	8.81
780 - 799	82	25,300,898	6.14
Greater than or equal to 800	41	13,004,113	3.15
Total:	1,361	$412,216,529	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Purchase	734	$212,049,606	51.44%
Refinance - Cashout	481	146,892,023	35.63
Refinance - Rate Term	146	53,274,900	12.92
Total:	1,361	$412,216,529	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	1,034	$335,851,494	81.47%
Investment	234	46,084,631	11.18
Second Home	93	30,280,403	7.35
Total:	1,361	$412,216,529	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Fixed - 15 Year	30	$ 5,433,537	1.32%
Fixed - 30 Year	764	182,572,982	44.29
Fixed - 30 Year–IO	90	36,040,750	8.74
ARM - 3 Year/1 Year	1	257,614	0.06
ARM - 3 Year/1 Year–IO	5	2,435,906	0.59
ARM - 5 Year/1 Year	53	14,085,096	3.42
ARM - 5 Year/1 Year–IO	266	102,136,698	24.78
ARM - 7 Year/1 Year	7	1,813,635	0.44
ARM - 7 Year/1 Year–IO	74	37,134,587	9.01
ARM - 10 Year/1 Year–IO	67	27,668,642	6.71
ARM - 10 Year/1 Year	3	1,639,491	0.40
ARM - 10 Year/6 Month –IO	1	997,592	0.24
Total:	1,361	$412,216,529	100.00%

Month of Next Rate Adjustment of the Mortgage Loans*

Month of Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
June 2008	1	$ 257,614	0.14%
December 2008	1	611,669	0.33
April 2010	2	996,237	0.53
May 2010	3	1,291,940	0.69
October 2010	1	149,256	0.08
July 2011	2	1,507,723	0.80
August 2011	1	499,758	0.27
September 2011	1	355,200	0.19
October 2011	2	299,101	0.16
December 2011	3	976,719	0.52
January 2012	1	88,000	0.05
February 2012	4	1,277,164	0.68
March 2012	3	1,010,090	0.54
April 2012	83	32,268,078	17.15
May 2012	140	46,957,456	24.95
June 2012	77	30,369,309	16.14
April 2013	1	206,082	0.11
February 2014	2	777,335	0.41
March 2014	1	304,000	0.16
April 2014	28	11,666,179	6.20
May 2014	39	21,056,699	11.19
June 2014	10	4,937,927	2.62
July 2016	1	997,592	0.53
September 2016	1	1,331,250	0.71
November 2016	1	177,792	0.09
December 2016	1	525,491	0.28
January 2017	1	350,012	0.19
April 2017	17	6,576,555	3.50
May 2017	31	13,207,004	7.02
June 2017	18	7,140,029	3.79
Total:	477	$188,169,260	100.00%

* ARM Loans only

Prepayment Penalty Terms of the Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
None	1,361	$412,216,529	100.00%
Total:	1,361	$412,216,529	100.00%

Gross Margins of the Mortgage Loans*

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000 - 2.499	474	$187,516,230	99.65%
3.500 - 3.999	2	412,205	0.22
4.000 - 4.499	1	240,825	0.13
Total:	477	$188,169,260	100.00%

* ARM Loans only

Maximum Mortgage Rates of the Mortgage Loans*

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
10.500 - 10.999	11	$ 5,070,481	2.69%
11.000 - 11.499	113	53,158,831	28.25
11.500 - 11.999	237	91,070,006	48.40
12.000 - 12.499	91	29,823,505	15.85
12.500 - 12.999	20	7,891,106	4.19
13.000 - 13.499	2	502,300	0.27
14.000 - 14.499	2	412,205	0.22
16.000 - 16.499	1	240,825	0.13
Total:	477	$188,169,260	100.00%

* ARM Loans only

Minimum Mortgage Rates of the Mortgage Loans*

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
5.500 - 5.999	11	$ 5,070,481	2.69%
6.000 - 6.499	115	53,831,945	28.61
6.500 - 6.999	240	92,692,612	49.26
7.000 - 7.499	90	29,548,191	15.70
7.500 - 7.999	17	6,268,501	3.33
8.000 - 8.499	1	104,500	0.06
9.000 - 9.499	2	412,205	0.22
11.000 - 11.499	1	240,825	0.13
Total:	477	$188,169,260	100.00%

* ARM Loans only

Lifetime Rate Caps of the Mortgage Loans*

Lifetime Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
5.000 - 5.499	471	$185,475,741	98.57%
6.000 - 6.499	6	2,693,519	1.43
Total:	477	$188,169,260	100.00%

* ARM Loans only

Initial Periodic Rate Caps of the Mortgage Loans*

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000	6	$ 2,693,519	1.43%
5.000	471	185,475,741	98.57
Total:	477	$188,169,260	100.00%

* ARM Loans only

Subsequent Periodic Rate Caps of the Mortgage Loans*

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000	477	$188,169,260	100.00%
Total:	477	$188,169,260	100.00%

* ARM Loans only

Originators of the Mortgage Loans

Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
PHH Mortgage Corporation	1,105	$332,597,460	80.69%
Other	256	79,619,069	19.31
Total:	1,361	$412,216,529	100.00%

Pool Delinquency and Loss Experience

None of the Mortgage Loans has been delinquent 30 days or more since origination.

Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate Mortgage Loan will be the average of interbank offered rates for six month or one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note (“Six-Month LIBOR” and “One-Year LIBOR,” respectively).  The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date.

THE ORIGINATORS

General

The originator of approximately 80.69% of the Mortgage Loans is PHH Mortgage Corporation.  Various other originators originated approximately 19.31% of the Mortgage Loans, none of which have originated more than 10% of the Mortgage Loans.

PHH Mortgage Corporation

PHH Mortgage Corporation (“PHH Mortgage”), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.  PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands.  PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans.  PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered.  It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable.  It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation (now known as Realogy Corporation).  Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005.  In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Realogy Corporation’s (formerly known as Cendant Corporation) real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Realogy Corporation and PHH Corporation and certain of its mortgage subsidiaries.  Additionally, PHH Mortgage works with brokers that are not affiliated with Realogy Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island.  PHH Mortgage offers mortgages through the following platforms:

Teleservices.  Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cartus Corporation (formerly known as Cendant MobilitySM), a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing.  Mortgage consultants are not involved in the process once the loan is referred to a loan processor.  The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.  Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage.  The web interface contains educational materials, rate quotes and a full mortgage application.  This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cartus Corporation.  In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999.  Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals.  Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island.  These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer.  Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan.  The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases.  This platform is also known as the wholesale/correspondent platform.  PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks.  These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.  PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale.  PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent.  PHH Mortgage purchases closed loans.  One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated Alt A fixed rate mortgage loans since 1994 and Alt A adjustable rate mortgage loans since 2000.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	Year Ended December 31, 2003		Year Ended December 31, 2004		Year Ended December 31, 2005		Year Ended December 31, 2006
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$77,370	219,460	$46,545	187,421	$42,642	170,244	$36,282
Government(2)	23,048	3,032	11,105	1,494	6,286	901	11,282	1,933
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	40,103	4,642	24,537	3,047
Total Residential Mortgage Loans	467,624	$83,701	277,902	$52,553	233,810	$48,185	206,063	$41,262

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

 PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH Mortgage’s products currently consist of:

•

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

•

first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets.  They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market.  They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs.  The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage.  From time to time, exceptions to PHH Mortgage’s underwriting policies may be made.  Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made.  As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.  Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines.  These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement.  The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.  In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cartus Corporation relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction).  In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained.  Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans.  Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property.  PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval process permitting less documentation.  These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  See “—Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage.  In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans.  See “—Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.  However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

•

to meet the borrower’s monthly obligation on the proposed mortgage loan and

•

to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income.  Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

•

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business.  Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained; and

•

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules.  In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any.  Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan.  During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan.  Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount.  For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan.  The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan.  For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio.  Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts.  Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower.  The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock.  PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness.  A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs.  If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.  The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan.  Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

•

no income disclosure with no verification of income required;

•

debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

•

income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

•

the loan is made to the individual applicant, secured by a mortgage or deed of trust  from the entity; or

•

the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

•

the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant.  These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States.  In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs.  PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.  Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions.  Relocation Mortgage Loans are otherwise originated pursuant to PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage.  The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

THE SELLERS

The sponsor and Bishop’s Gate Residential Mortgage Trust (each, a “Seller”) will sell the Mortgage Loans to the depositor.  The depositor will then sell the Mortgage Loans to the trust.  For a description of the sponsor, see “The Sponsor” in this prospectus supplement.

Bishop’s Gate Residential Mortgage Trust

Bishop's Gate Residential Mortgage Trust (formerly, Cendant Residential Mortgage Trust) (“Bishop’s Gate”) is a special purpose, bankruptcy−remote Delaware business trust originally formed as of April 13, 1998.  Bishop's Gate was formed for the sole purpose of purchasing mortgage loans from time to time from PHH Mortgage.  Subsequently, Bishop's Gate gained approval to purchase loans from affiliated sellers.  After purchase, Bishop's Gate sells and securitizes these mortgage loans to third parties, subject to certain aging limitations, including the requirement that no mortgage loan may be held by Bishop's Gate for more than one year.  Any Mortgage Loan transferred to the depositor by Bishop's Gate will have been purchased from PHH Mortgage or an affiliated seller by Bishop's Gate.

Bishop's Gate has obtained, and will obtain, funding for the purchase of mortgage loans by, from time to time, issuing commercial paper, borrowing, and issuing one or more series of notes and/or certificates.

ISSUING ENTITY

PHH Alternative Mortgage Trust, Series 2007-3 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the PHH Alternative Mortgage Trust, Series 2007-3 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements–Material Terms of Pooling and Servicing Agreements and Underlying Servicing Agreements–Amendment” in the prospectus.

The assets of the PHH Alternative Mortgage Trust, Series 2007-3 will consist of the Mortgage Loans and certain related assets.

PHH Alternative Mortgage Trust, Series 2007-3’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.  After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

The Sponsor is PHH Mortgage Corporation, sometimes referred to in this prospectus supplement as PHH Mortgage.  PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.

PHH Mortgage has been publicly securitizing prime fixed-rate residential mortgage loans since 2002 and began securitizing residential mortgage loans privately in 1995.  PHH Mortgage began publicly securitizing “Alt A” fixed- and adjustable-rate residential mortgage loans in January 2007 and PHH Alternative Mortgage Trust, Series 2007-3 is PHH Mortgage’s third public securitization of “Alt A” fixed- and adjustable-rate residential mortgage loans.  The following table describes the size, composition and growth of PHH Mortgage’s total portfolio of assets it has publicly securitized as of the periods ended indicated below.

Year Ended December 31, 2003		Year Ended December 31, 2004		Year Ended December 31, 2005		Year Ended December 31, 2006
Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
2,778	$1,297,660,140	1,305	$639,756,005	1,398	$756,055,254	1,040	$630,934,027

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  http://regab.db.com.

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Loans (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

The PHH Alternative Mortgage Trust, Series 2007-3, Mortgage Pass-Through Certificates will consist of ten classes of certificates, designated as (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Senior Certificates”), (ii) the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (collectively, the “Mezzanine Certificates”), (iii) the Class CE Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”) and (iv) the Class R Certificates (the “Residual Certificates”).  Only the Senior Certificates and Mezzanine Certificates (the “Offered Certificates”) are offered by this prospectus supplement and accompanying prospectus.

The Offered Certificates (together with the Class CE and Class R Certificates, the “Certificates”) represent in the aggregate the entire beneficial ownership interest in the trust fund established by the depositor into which the Mortgage Loans will be deposited.

The aggregate initial certificate principal balance of the Offered Certificates will be less than the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in July 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Offered Certificates is the business day preceding such Distribution Date.   The “Due Date” related to each Distribution Date will be the first day of the month in which such Distribution Date occurs.  The “Due Period” related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs.  The “Determination Date” will be a day not later than the 16th day of the month in which such Distribution Date occurs, or if such 16th day is not a business day, the business day immediately preceding such 16th day.  The “Prepayment Period” related to each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the depositor, the master servicer, the securities administrator and the trustee (the “Pooling and Servicing Agreement”), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates.  It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) indicated under “Certificate Ratings” in this prospectus supplement.

The Offered Certificates are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)

The servicing fee rate for each Mortgage Loan is a per annum fee rate ranging from approximately 0.250% to approximately 0.375% per annum, and the weighted average servicing fee rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.307% per annum.

		Servicer	Mortgage Loan Collections	Monthly

Master Servicing Fee(1)

The master servicing fee rate is a per annum fee rate of 0.005% per annum and includes fees payable to the securities administrator, the trustee and the custodian.  In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

		Master Servicer	Amounts on deposit in distribution account	Monthly

Lender paid mortgage insurance fee(1)

Approximately 0.58% of the Mortgage Loans are insured by lender paid mortgage insurance.  With respect to these Mortgage Loans, the lender paid mortgage insurance fee rate is a per annum fee rate ranging from approximately 0.710% to approximately 2.230%, and the weighted average lender paid mortgage insurance fee rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.009% per annum.

		Mortgage insurance provider	Mortgage Loan collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or master servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any Advances and Servicing Advances deemed nonrecoverable	Servicer or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates

	The amount of the expenses, costs and liabilities incurred	Servicer, master servicer, securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicer, the master servicer, the securities administrator and the depositor are entitled to indemnification(2)	Servicer, master servicer, Securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of the servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(3)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or depositor for recording of assignments of mortgages to the extent not paid by the servicer	The amounts paid by the trustee or depositor	Trustee	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer

		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1)

The servicing fee, the lender paid mortgage insurance fee and the master servicer fee are paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(2) See “The Securities Administrator, the Master Servicer and the Custodian” herein.
(3) See “The Trustee” herein.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the Certificates is the Distribution Date in July 2037, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the Mortgage Loans.

Available Distribution Amount

The Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the Certificateholders, as specified in this prospectus supplement.

The “Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)   the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans during the related Due Period (including Liquidation Proceeds, condemnation proceeds, insurance proceeds, Subsequent Recoveries and proceeds received in connection with the repurchase of a Mortgage Loan) except:

•

all scheduled payments of principal and interest collected on the Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•

Liquidation Proceeds, insurance proceeds, condemnation proceeds, Subsequent Recoveries and proceeds received in connection with the repurchase of a Mortgage Loan received after the related Prepayment Period;

•

all amounts reimbursable to the servicer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement;

•

reinvestment income on the balance of funds, if any, in the Custodial Account, or the Distribution Account; and

•

any fees payable to the servicer and the master servicer, and any premiums payable in connection with any lender paid primary mortgage insurance policies.

(2)  all Advances made by the servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)  any amounts paid as Compensating Interest on the Mortgage Loans by the servicer and/or the master servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor (or Bishop’s Gate with respect to certain representations and warranties related to title made by Bishop’s Gate); and

(5)  the total amount of any cash deposited in the Distribution Account in connection with the optional termination of the trust fund.

Glossary

Certain definitions are necessary to understand the priority of interest and principal distributions to the Certificates.  These terms are defined below and highlighted within the various definitions:

“Administration Fee” with respect to the Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the first day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date).

“Administration Fee Rate” with respect to the Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Mezzanine Certificates on all prior Distribution Dates minus the sum of all reimbursements of Allocated Realized Loss Amounts distributed to that class of Mezzanine Certificates on all previous Distribution Dates, as described below under “Distribution of Net Monthly Excess Cashflow” and “—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account”.

“Bankruptcy Loss” with respect to any Mortgage Loan will be any reduction of the amount of the monthly payment on such Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of the related mortgagor or the positive difference, if any, resulting from the outstanding principal balance on such Mortgage Loan being less than a bankruptcy court’s valuation of the related Mortgaged Property with respect to such Mortgage Loan in connection with a personal bankruptcy of the related mortgagor.

“Certificate Principal Balance” with respect to an Offered Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of any class of Offered Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates as an Allocated Realized Loss Amount. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates.

“Class M-1 Principal Distribution Amount” The Class M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-2 Principal Distribution Amount” The Class M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-3 Principal Distribution Amount” The Class M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Class M-4 Principal Distribution Amount” The Class M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal on the Certificates on that Distribution Date by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

“Interest Accrual Period” for any Distribution Date and any class of Offered Certificates will be (i) with respect to the first Distribution Date, the period commencing on the Closing Date and ending on the day preceding that Distribution Date and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

“Interest Carry Forward Amount” with respect to any class of Offered Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Interest Distribution Amount” will be, with respect to any class of Offered Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related aggregate Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class; provided, that as to each class of Offered Certificates the Interest Distribution Amount will be reduced (to an amount not less than zero), by a pro rata portion (based on respective Interest Distribution Amounts before such reduction) of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls not covered by Compensating Interest, in each case to the extent not covered by excess interest.

“Interest Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

all interest received by or on behalf of the servicer with respect to the Mortgage Loans during the related Due Period;

(2)

all Advances in respect of interest made by the servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Mortgage Loans by the servicer and/or the master servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the sponsor (or Bishop’s Gate with respect to certain representations and warranties related to title made by Bishop’s Gate); and

(5)

the interest portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus the sum of the following amounts:

(1)

all scheduled payments of interest collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period;

(3)

all interest paid by the mortgagors in connection with prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period;

(4)

all amounts (other than Advances in respect of principal) reimbursable to the servicer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement; and

(5)

any fees payable to the servicer and the master servicer and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period.

“Liquidated Loan” a Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

 “Liquidation Proceeds” with respect to a Mortgage Loans, will be amounts received by the servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Monthly Excess Cashflow” for any Distribution Date will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount, any Net Securities Administrator Swap Payment and any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event.

“Net Mortgage Rate” for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

“Net WAC Pass-Through Rate” for any Distribution Date and the Offered Certificates is a rate per annum equal to the product of (a) a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans at their Net Mortgage Rates for the related Due Period minus the sum of any Net Securities Administrator Swap Payment and Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), multiplied by (b) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

“Net WAC Rate Carryover Amount” with respect to any class of Offered Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount that would have been the Interest Distribution Amount for such class on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the actual Interest Distribution Amount for such class and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

“Overcollateralization Amount” with respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds the sum of the Certificate Principal Balances of the Offered Certificates after taking into account all payments of principal on such Distribution Date.

“Overcollateralization Increase Amount” with respect to any Distribution Date will be the lesser of (i) the sum of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) any amounts on deposit in the Interest Rate Swap Account available for withdrawal pursuant to clause (v) under “—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account” on such Distribution Date and (ii) the amount, if any, by which the Required Overcollateralization Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (calculated for this purpose after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

“Overcollateralization Reduction Amount” for any Distribution Date will be the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of

•

the Overcollateralization Amount for such Distribution Date (calculated for this purpose assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over

•

the Required Overcollateralization Amount for such Distribution Date.

“Pass-Through Rate” with respect to each class of Offered Certificates and any Distribution Date will be the lesser of (i) One-Month LIBOR plus the applicable margin in the table beginning on page S-4 of this prospectus supplement and (ii) the Net WAC Pass-Through Rate; provided, however, that the margins applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 50% on the Distribution Date following the first possible optional termination date with respect to the Mortgage Loans.

“Prepayment Interest Shortfall” for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part of the Mortgage Loans during the related Prepayment Period.

“Principal Distribution Amount” for any Distribution Date will be the sum of (i) the Principal Remittance Amount for such Distribution Date plus (ii) any Overcollateralization Increase Amount minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date.  In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

“Principal Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of the servicer with respect to the Mortgage Loans during the related Due Period (including Liquidation Proceeds, condemnation proceeds, insurance proceeds and Subsequent Recoveries);

(2)

all Advances in respect of principal made by the servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the sponsor (or Bishop’s Gate with respect to certain representations and warranties related to title made by Bishop’s Gate); and

(4)

the principal portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

Liquidation Proceeds, insurance proceeds, condemnation proceeds and Subsequent Recoveries received on the Mortgage Loans after the related Due Period;

(5)

all Advances in respect of principal reimbursed to the servicer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian with respect to the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement; and

(6)

all other amounts reimbursable to the servicer pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement for the related Due Period to the extent not reimbursed from the Interest Remittance Amount for the related Due Period.

“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

“Relief Act Interest Shortfall” for any Distribution Date and Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

“Required Overcollateralization Amount” with respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, 1.30% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date, or (b) if such Distribution Date is on or after the Stepdown Date and a Trigger Event is not in effect, the greater of (i) 2.60% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period), and (ii) 0.50% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

“Senior Interest Distribution Amount” for each class of Senior Certificates and any Distribution Date will be equal to the sum of the Interest Distribution Amount for such class and Distribution Date and the Interest Carry Forward Amount, if any, for such class and Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date on or after the Stepdown Date will be an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 86.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

“Stepdown Date” will be the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 13.70%.

“Subsequent Recoveries” with respect to any Distribution Date will be amounts received during the related Prepayment Period by the servicer specifically related to a defaulted Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

“Trigger Event” With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as of the last day of the previous calendar month exceeds 45.44% of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Realized Losses incurred on the Mortgage Loans since the Cut-Off Date through the last day of the related Due Period divided by the amount by which the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
July 2009 to June 2010	0.20%, plus 1/12th of 0.35% for each month thereafter
July 2010 to June 2011	0.55%, plus 1/12th of 0.40% for each month thereafter
July 2011 to June 2012	0.95%, plus 1/12th of 0.40% for each month thereafter
July 2012 to June 2013	1.35%, plus 1/12th of 0.25% for each month thereafter
July 2013 and thereafter	1.60%

The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Interest Rate Swap Agreement with Deutsche Bank AG, New York Branch (the “Swap Provider”).  The Supplemental Interest Trust will hold the Interest Rate Swap Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Swap Provider is requested to provide financial information (“Required Swap Information”) pursuant to Item 1115 of Regulation AB (a “Swap Disclosure Event”), the Swap Provider will be required to (1) provide the Required Swap Information within the time period required by the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Interest Rate Swap Agreement or (3) obtain a guaranty of the Swap Provider’s obligations under the Interest Rate Swap Agreement from an affiliate of the Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, commencing in July 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of the Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in May 2014, (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Interest Rate Swap Account) will be obligated to pay to the Swap Provider an amount equal to the product of (a) 5.505% per annum, (b) the lesser of (i) the notional amount set forth in the Interest Rate Swap Agreement (as shown in Annex II to this prospectus supplement) and (ii) the aggregate class Certificate Principal Balance of the Offered Certificates and (c) a fraction, the numerator of which is 30 (except, with respect to the first Distribution Date, 27) and the denominator of which is 360 (the “Securities Administrator Swap Payment”).  The amount payable by the Swap Provider to the Supplemental Interest Trust for the benefit of the Certificateholders will equal the product of (a) one-month LIBOR (as calculated pursuant to the Interest Rate Swap Agreement), (b) the lesser of (i) the notional amount set forth in the Interest Rate Swap Agreement (as shown in Annex II to this prospectus supplement) and (ii) the aggregate class Certificate Principal Balance of the Offered Certificates and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date (or, with respect to the first Distribution Date, the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the “Swap Provider Payment”).

On each such Distribution Date, to the extent that the Securities Administrator Swap Payment exceeds the Swap Provider Payment (a “Net Securities Administrator Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Swap Payment into the Interest Rate Swap Account (as defined below) and remit such Net Securities Administrator Swap Payment to the Swap Provider.  To the extent that the Swap Provider Payment exceeds the Securities Administrator Swap Payment (a “Net Swap Provider Payment”), the Swap Provider will be required to deposit into Interest Rate Swap Account, the Net Swap Provider Payment for distribution to the Offered Certificates in accordance with the priority of payments described below.

The Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in May 2014, unless terminated earlier upon the occurrence of a Event of Default, an Early Termination or an Additional Termination Event (each as defined below).

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing under the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the confirmation document of the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (as amended in the Interest Rate Swap Agreement),

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement), and

•

“Merger without Assumption” (only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” consist of the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Event of Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute an “Early Termination”.

Upon any Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination of the Interest Rate Swap Agreement, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Swap Termination Payment from the Swap Provider, all or such portion of such Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment amount owing to the Swap Provider.

A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.

If the Swap Provider’s short-term credit rating falls below 1-A-1 from S&P, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”). If the Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below 1-A-2 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Swap Downgrade Provisions.  In either case, the Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

The Pooling and Servicing Agreement will require the securities administrator to establish an account (the “Interest Rate Swap Account”), which will be held in trust in the Supplemental Interest Trust by the trustee, as trustee of the Supplemental Interest Trust, on behalf of the holders of the Certificates. On the Closing Date, the depositor will deposit or cause to be deposited $1,000 in Interest Rate Swap Account.  Interest Rate Swap Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date following the distribution of the Interest Remittance Amount and the Principal Distribution Amount, the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “Distribution of Net Monthly Excess Cashflow” in this prospectus supplement, the securities administrator will withdraw any amounts in the Interest Rate Swap Account to the extent required and distribute such amounts in the following order of priority:

(i)

first, to the Swap Provider, any Net Securities Administrator Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii)

third, concurrently, to the holders of the Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after distribution of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

(iv)

fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(v)

fifth, to the holders of the classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the remaining unpaid Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “—Principal Distributions” below, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vi)

sixth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the Allocated Realized Loss Amount for each such class and such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vii)

seventh, concurrently, to the holders of the Senior Certificates, the related Net WAC Rate Carryover Amounts, on a pro rata basis based on their respective Net WAC Rate Carryover Amounts, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(viii)

eighth, sequentially, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(ix)

ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

(x)

tenth, to the holders of the Class CE Certificates, as provided in the Pooling and Servicing Agreement.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement or the appointment of a successor Swap Provider), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and distribute such Net Securities Administrator Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement.

Swap Provider

Deutsche Bank Aktiengesellschaft (“Deutsche Bank” or the “Bank”) originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”).

As of 31 December 2006, Deutsche Bank’s issued share capital amounted to Euro 1,343,406,103.04 consisting of 524,768,009  ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges Amsterdam, Brussels, London, Luxembourg, Paris, Vienna, Zurich and Tokyo, this decision has completely been implemented.

As of 31 December 2006, Deutsche Bank Group had total assets of EUR 1,126,230 million, total liabilities of EUR 1,093,422 million and total shareholders' equity of EUR 32,808 million on the basis of United States Generally Accepted Accounting Principles (“U.S. GAAP”). The consolidated financial statements for fiscal years starting 1 January 2007 will be prepared in compliance with the International Financial Reporting Standards (IFRS).

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks.  Its office is currently located at 60 Wall Street, New York, NY 10005-2858.  The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch.  The Branch is also examined by the Federal Reserve Bank of New York.

Distributions to the Supplemental Interest Trust

On each Distribution Date, prior to making distributions to the holders of the Certificates, the securities administrator shall remit to the Supplemental Interest Trust an amount equal to any Net Securities Administrator Swap Payment, and any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider, for such Distribution Date.  Such distributions shall be made on each Distribution Date first, from the Interest Remittance Amount for such Distribution Date and then, to the extent remaining unpaid, from the Principal Distribution Amount for such Distribution Date.

Priority of Distributions

Commencing in July 2007, the securities administrator will make distributions to Certificateholders on each Distribution Date from funds on deposit in the Distribution Account as set forth below.

Interest Distributions

On each Distribution Date, the Interest Remittance Amount reduced by the amount required to be distributed by the Supplemental Interest Trust pursuant to clause (i) and (ii) of the priority of payments from the Interest Rate Swap Account on such Distribution Date will be distributed in the following order of priority:

First, concurrently to the holders of Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date to the extent of the remaining Interest Remittance Amount, on a pro rata basis based on the entitlement of each such class; and

Second, to the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, sequentially, in that order, the related Interest Distribution Amount allocable to each such class to the extent of the remaining Interest Remittance Amount for such Distribution Date remaining after distributions of interest to the Senior Certificates and to any class of Mezzanine Certificates with a higher payment priority.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount for the Offered Certificates exceeds the Interest Remittance Amount (net of the amounts required to be paid to the Interest Rate Swap Account), a shortfall in interest distributions on one or more classes of Offered Certificates will result and such amounts will be carried forward and paid to the Offered Certificates on future distribution dates to the extent of available funds. The Interest Carry Forward Amount with respect to the Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under “Distribution of Net Monthly Excess Cashflow” and “—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account” in this prospectus supplement.

On each Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Principal Distributions

Holders of each class of Offered Certificates will be entitled to receive on each Distribution Date, to the extent of the Principal Distribution Amount for that Distribution Date reduced by the amount required to be distributed by the Supplemental Interest Trust pursuant to clauses (i) and (ii) of the priority of payments from the Interest Rate Swap Account on that Distribution Date not paid from the Interest Remittance Amount on such date, a distribution allocable to principal in the manner set forth below.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (with respect to clause (1) below, based on the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates, and with respect to clause (2) below, based on the Certificate Principal Balance of the Class A-4 Certificates) as follows:

(1) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, until the Certificate Principal Balance of each such class has been reduced to zero.

(2) to the Class A-4 Certificates, until its Certificate Principal Balance has been reduced to zero; and

Second, sequentially to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the Principal Distribution Amount remaining after the distributions in clause First above, until their respective Certificate Principal Balances have reduced to zero;

provided, however, that on any Distribution Date on which the aggregate Class Certificate Balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount has been reduced to zero, the securities administrator will distribute the Principal Distribution Amount sequentially, (i) first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on their respective class Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and (ii) second, to the Class A-4 Certificates, until its Certificate Principal Balance has been reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, the Principal Distribution Amount for that Distribution Date, in an amount up to the Senior Principal Distribution Amount, will be distributed concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (with respect to clause (1) below, based on the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates, and with respect to clause (2) below, based on the Certificate Principal Balance of the Class A-4 Certificates) as follows:

(1) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, until the Certificate Principal Balance of each such class has been reduced to zero:

(2) to the Class A-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

Second, to the Class M-1 Certificates, an amount up to the Class M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

Third, to the Class M-2 Certificates, an amount up to the Class M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

Fourth, to the Class M-3 Certificates, an amount up to the Class M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; and

Fifth, to the Class M-4 Certificates, an amount up to the Class M-4 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

provided, however, that on any Distribution Date on which the aggregate Class Certificate Balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount has been reduced to zero the securities administrator will distribute the Principal Distribution Amount sequentially, (i) first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on their respective class Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and (ii) second, to the Class A-4 Certificates, until its Certificate Principal Balance has been reduced to zero.

Distribution of Net Monthly Excess Cashflow

On each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

(i)

First, to the holders of the classes of Certificates then entitled to receive distributions in respect of principal, in an amount up to the Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “—Principal Distributions” above;

(ii)

Second, sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the Interest Carry Forward Amount for each such class for such Distribution Date;

(iii)

Third, sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the Allocated Realized Loss Amount for each such class and such Distribution Date;

(iv)

Fourth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

(v)

Fifth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payments resulting from a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement; and

(vi)

Sixth, to the holders of the Class CE Certificates and Class R Certificates as provided in the Pooling and Servicing Agreement.

On each Distribution Date, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Offered Certificates in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Senior Certificates, pro rata based on their respective entitlement, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class; and second, sequentially to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class.

Subordination and Allocation of Losses

Realized Losses will first be absorbed by Net Monthly Excess Cashflow and by amounts paid under the Interest Rate Swap Agreement and then, to the extent such amounts are insufficient, cause a reduction to the Overcollateralization Amount.  To the extent that Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Offered Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated first, to the Class M-4 Certificates, second, to the Class M-3 Certificates, third, to the Class M-2 Certificates and fourth, to the Class M-1 Certificates.  There will be no allocation of Realized Losses to the Senior Certificates.  However, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates all principal and interest amounts to which they are then entitled.  If the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, distributions of principal will be made, sequentially, (i) first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective class Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero and (ii) second, to the Class A-4 Certificates, until its Certificate Principal Balance is reduced to zero.

In addition, to the extent the servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to increase the Certificate Principal Balance of any class of Mezzanine Certificates on any Distribution Date.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter, except to the extent Subsequent Recoveries are applied to such Mezzanine Certificates as described in this prospectus supplement.  However, Allocated Realized Loss Amounts may be paid to holders of these certificates from Net Monthly Excess Cashflow and, from amounts received by the securities administrator under the Interest Rate Swap Agreement, according to the priorities set forth in this prospectus supplement under “—Distribution of Net Monthly Excess Cashflow” and “—The Interest Rate Swap Agreement, the Swap Provider and the Interest Rate Swap Account”.

Any allocation of a Realized Loss on a Mortgage Loan to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and amounts on deposit in the Interest Rate Swap Account.

In the event that the servicer receives a Subsequent Recovery with respect to any defaulted Mortgage Loan, such Subsequent Recovery will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement.  In addition, the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority with respect to the Mezzanine Certificates, by the amount of such Subsequent Recovery, but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “—Distribution of Net Monthly Excess Cashflow” above in this prospectus supplement or from amounts on deposit in the Interest Rate Swap Account.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Certificates offered pursuant to this prospectus supplement, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Reuters Screen LIBOR01 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and “Reserve Interest Rate” shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

The servicer of all of the Mortgage Loans will be PHH Mortgage Corporation.  The servicer will service the Mortgage Loans pursuant to a mortgage loan purchase and servicing agreement, dated as of June 1, 2007, by and among the Depositor, PHH Mortgage, as a seller and as servicer and Bishop’s Gate (the “Mortgage Loan Purchase and Servicing Agreement”), as assigned to the trust pursuant to an assignment, assumption and recognition agreement dated as of June 1, 2007, by and among the Depositor, the trustee, PHH Mortgage and Bishop’s Gate and acknowledged and agreed to by Wells Fargo Bank.

PHH Mortgage Corporation

General

PHH Mortgage has been servicing residential mortgage loans since 1978.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	Year Ended December 31, 2003		Year Ended December 31, 2004		Year Ended December 31, 2005		Year Ended December 31, 2006
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$126,996	793,813	$133,816	896,745	$146,236	913,594	$148,760
Government(2)	87,420	8,908	77,591	7,978	66,501	6,851	65,804	7,423
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	97,849	4,215	100,273	4,039
Total Residential Mortgage Loans	939,073	$138,619	961,972	$145,716	1,061,095	$157,302	1,079,671	$160,222

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date.  Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible.  All mortgage loans are scored using one of the two standard industry behavioral scoring models.  These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan.  PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer.  In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent.  Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system.  PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency.  The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted.  Once all mortgage loans have had an attempt, they are recycled for additional attempts.  Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date.   While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon.  In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC (“First American”).  Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage.  Employees of First American are located at PHH Mortgage’s premises and First American’s premises.  First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. (“ICT”).  Pursuant to that agreement, ICT provides inbound customer service telephone response services.  On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation (“WEST”).  Pursuant to that agreement, WEST provides inbound customer service telephone response services.  Combined, ICT and WEST handle an average of 80,000 monthly inbound calls.  This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls.  ICT’s operations are located in Amherst, New York.  WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology.  This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame.  As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger that has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.  PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.  PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The assessment of compliance with servicing criteria and related attestation report of registered public accounting firm prepared with respect to PHH Mortgage as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 indicated the following material instances of noncompliance with the applicable servicing criteria: (i) PHH Mortgage has not instituted policies and procedures to specifically monitor performance or other triggers or events of default stated in the transaction agreements (Item 1122(d)(1)(i) of Regulation AB, (ii) during the months of July, August and September 2006, PHH Mortgage’s minimum coverage requirement exceeded its $160 million fidelity bond by amounts ranging up to approximately $1.3 million (Item 1122(d)(1)(iv) of Regulation AB), (iii) PHH Mortgage did not maintain or provide one of the required monthly reports stated in the transaction agreements during the year (Item 1122(d)(3)(i)(A) of Regulation AB) and (iv) PHH Mortgage did not perform procedures to agree the unpaid principal balance and number of loans serviced by PHH Mortgage with that of the relevant investors or trustees (Item 1122(d)(3)(i)(D) of Regulation AB).  PHH Mortgage has undertaken remediation activities to address these material instances of noncompliance.  In addition, effective September 27, 2006, PHH Mortgage’s fidelity bond was increased to $170 million.

Except as described in the preceding paragraph, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

In a Form 12b-25 Notification of Late Filing (the “2007 10-Q Form 12b-25”) filed on May 11, 2007, PHH Corporation (“PHH”) reported that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “2007 Form 10-Q”) by the SEC filing deadline.  In a Form 12b-25 Notification of Late Filing (the “2006 10-K Form 12b-25”) filed on March 2, 2007, PHH reported that it would be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) by the SEC filing deadline.  PHH attributed the late filing of the 2006 Form 10-K and the 2007 Form 10-Q to delays in preparing its financial statements for the year ended December 31, 2006 and the quarter ended March 31, 2007, respectively, due in part to the facts set forth below.

On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, October 30, 2006 and November 22, 2006, PHH filed Current Reports on Form 8-K (collectively, the “Form 8-Ks”) with the SEC regarding the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because it had not yet finalized its financial statements for the year ended December 31, 2005, and the audit of its 2005 financial statements was not complete.  PHH filed its 2005 Form 10-K with the SEC on November 22, 2006.  PHH also previously disclosed that the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”) were delayed beyond their respective SEC filing deadlines, and that it expected the 2006 Form 10-K to be delayed beyond the SEC filing deadline.  More information related to PHH’s 2006 Form 10-Qs and 2006 Form 10-K may be obtained by referring to the Current Reports on Form 8-K that PHH filed with the SEC on December 27, 2006 and January 24, 2007 (the “Additional Form 8-Ks”) regarding certain waivers extending the deadline for delivery of PHH’s 2006 quarterly and annual financial statements under certain of its financing arrangements.

On March 30, 2007, PHH filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 with the SEC.  On April 11, 2007, PHH filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the SEC.

In the 2007 10-Q Form 12b-25, PHH reported that the 2006 Form 10-Qs included certain restatement adjustments for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  PHH also reported that it was working diligently to complete the 2006 Form 10-K and the 2007 Form 10-Q, and that it expected to file both reports within the extended deadline for delivery of the 2006 Form 10-K and 2007 Form 10-Q pursuant to waivers under certain of its financing arrangements.

On May 24, 2007, PHH filed the 2006 Form 10-K with the SEC.

PHH previously disclosed in the Form 8-Ks that it had concluded that its audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004, and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and required the restatement of certain of its Prior Financial Statements. PHH reported that the restatement adjustments which it included in its 2005 Form 10-K, its 2006 Form 10-Qs, and 2006 Form 10-K corrected certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and corrected errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.

PHH reported that it had restated its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in the 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 are reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. PHH reported that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments similarly are reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and the year ended December 31, 2005, would be reflected in the 2006 Form 10-Qs and 2006 Form 10-K.

In a Current Report on Form 8-K that PHH filed on March 15, 2007, it reported that it had entered into a definitive merger agreement (the “Merger Agreement”) dated March 15, 2007 to be acquired (the “Merger”) by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (“GE”), in an all cash transaction valued at approximately $1.8 billion.  PHH reported that, on the unanimous recommendation of a special committee of its board of directors, which comprises all of its independent directors, the board of directors unanimously approved the Merger and recommended its approval by PHH stockholders. PHH reported that it will schedule a special meeting of its stockholders to approve the Merger at a later date.

PHH reported that in conjunction with this transaction, GE has entered into an agreement to sell PHH’s mortgage operations to an affiliate of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.

PHH reported that the Merger is subject to approval by its stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. PHH reported that following the closing of the Merger, shares of PHH common stock would no longer be listed on the New York Stock Exchange (“NYSE”).

On June 18, 2007, PHH filed a Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy”).  In the Preliminary Proxy, PHH disclosed that a special meeting of the PHH stockholders would be held at which the stockholders would be asked to consider and vote on a proposal to approve the Merger Agreement and the Merger and related matters.  PHH disclosed that it is working toward consummating the Merger as quickly as possible, but it could not predict the exact timing of the consummation of the Merger.  PHH disclosed that, in order to consummate the Merger, it must obtain stockholder approval and the other closing conditions under the Merger Agreement must be satisfied or waived.  PHH disclosed that the closing of the Merger would occur no later than the second business day following satisfaction or waiver of all conditions to closing, or as PHH and GE may mutually agree.

PHH also disclosed that if the Merger Agreement is not approved by the required stockholder vote or if the Merger is not consummated for any other reason, PHH expects that it will remain an independent public company and that shares of its common stock would continue to be listed and traded on the NYSE.  PHH also disclosed that, under certain circumstances, it could be required to pay GE a termination fee or reimburse GE for its out-of-pocket expenses as further described in the Preliminary Proxy.

PHH also disclosed in the Preliminary Proxy that two purported class action lawsuits have been filed against it and each member of its board of directors and, in the case of one of these lawsuits, GE and an affiliate of Blackstone.  PHH disclosed that, in support of the plaintiffs’ requests for injunctive and other relief, the plaintiffs in each lawsuit have alleged, among other matters, that the members of PHH’s board of directors breached their fiduciary duties by failing to maximize stockholder value in approving the Merger Agreement.  PHH disclosed that it could not accurately predict the ultimate outcome of these matters at the time the Preliminary Proxy was filed, and that the ultimate resolution of these matters could have a material adverse effect on its business financial position and results of operations or cash flows.

You can find these filings on the SEC website at www.sec.gov.  The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the Agreement.  The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates.  These Form 8-K reports, the 2005 Form 10-K, the 2006 10-K Form 12b-25, the 2007 10-Q Form 12b-25, the 2006 Form 10-Qs, the 2006 Form 10-K, and the Preliminary Proxy shall not be deemed to be incorporated by reference into this prospectus supplement or the depositor’s registration statement.

Servicing and Other Compensation and Payment of Expenses

The servicer will provide customary servicing functions with respect to the mortgage loans serviced by the servicer pursuant to the Mortgage Loan Purchase and Servicing Agreement.  Among other things, the servicer is obligated under some circumstances to make Advances with respect to the Mortgage Loans.  In managing the liquidation of defaulted Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Mortgage Loan Purchase and Servicing Agreement.

The servicer will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the Mortgage Loan Purchase and Servicing Agreement equal to the Servicing Fee Rate multiplied by the scheduled principal balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  The “Servicing Fee Rate” for each Mortgage Loan will range from approximately 0.250% to approximately 0.375% per annum and the weighted average Servicing Fee Rate for the Mortgage Loans as of the Cut-Off Date will be approximately 0.307% per annum.

The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.  As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by the servicer.

The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by the servicer in connection with its responsibilities under the Mortgage Loan Purchase and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Mortgage Loan Purchase and Servicing Agreement.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the servicer.

Payments on Mortgage Loans; Deposits to Custodial Accounts

The servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account”) for the benefit of the certificateholders.  The Custodial Account will be an eligible account (or similar term as defined in the Mortgage Loan Purchase and Servicing Agreement). Upon receipt by the servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the Mortgage Loan Purchase and Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the servicer or the securities administrator.  All investment income on funds in the Custodial Account will be for the benefit of the servicer.

Advances

Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its Servicing Fee, that were due on the Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to the distributions on the certificates. In the event that the servicer fails in its obligation to make any required Advance, the master servicer, as successor servicer, or any other successor servicer will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Servicing Agreement.  Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicer or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

The servicer will be required to deposit into the Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate Servicing Fee payable to the servicer for the related Due Period.

With respect to the master servicer, if the servicer fails to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicer and not so paid and (ii) the aggregate master servicing fee for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-Off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Purchase of Delinquent Mortgage Loans

The Pooling and Servicing Agreement will provide that the servicer may purchase from the trust fund within ninety days of a Mortgage Loan becoming ninety days delinquent that Mortgage Loan at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed Advances and servicing advances, plus any unpaid Servicing Fees and master servicing fees.

Pledge of Servicing Rights by Servicer

The Servicer may pledge and collaterally assign its servicing rights, provided that upon any foreclosure of the servicing rights, a successor servicer is appointed concurrently with such foreclosure which satisfies the requirements of the Mortgage Loan Purchase and Servicing Agreement.  These requirements include, among others, that the successor servicer be eligible to service mortgage loans for Fannie Mae or Freddie Mac.

Evidence as to Compliance

The Pooling and Servicing Agreement and the Mortgage Loan Purchase and Servicing Agreement will provide that each year on or before the date set forth in such document, beginning with the first year after the year in which the Cut-Off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and the Mortgage Loan Purchase and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and the Mortgage Loan Purchase and Servicing Agreement will also provide for delivery to the securities administrator each year, on or before the date set forth in such document, of a separate annual statement as to compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the Mortgage Loan Purchase and Servicing Agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth under “The Securities Administrator, the Master Servicer and the Custodian—Wells Fargo Bank, N.A.” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

Wells Fargo Bank, N. A.

General

The information set forth in the following seven paragraphs has been provided by the master servicer, the securities administrator and Wells Fargo Bank as a custodian.  None of the servicer, the trustee, the sellers, the sponsor, the originators or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the “Wells Fargo Custodial Agreement”), dated as of June 1, 2007, by and among the trustee, the servicer and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs  and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Mortgage Loan Purchase and Servicing Agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Mortgage Loan Purchase and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Mortgage Loan Purchase and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian

Wells Fargo Bank is acting as a custodian of all of the Mortgage Loan files pursuant to the Custodial Agreement.

In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each Mortgage Loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The fees distributable to the custodian will be paid by the master servicer out of the master servicing fees.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the “Distribution Account”) for the benefit of the certificateholders.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in eligible investments (at the direction and for the benefit of the master servicer) maturing no later than one Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered an eligible investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(iv)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vi)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(viii)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(ix)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be a master servicing fee equal to one-twelfth of the product of 0.005% multiplied by the principal balance of the mortgage Loans as of the Due Date in the preceding calendar month.  In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the aggregate master servicing fee payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default (each, a “Master Servicer Event of Default”) described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the master servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The custodian and any director, officer, employee or agent of the custodian will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreement.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, PHH Alternative Mortgage Trust, Series 2007-3 or at such other address as the trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is, servicing as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if a Master Servicing Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, please see “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustee will be paid from the Distribution Account.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement; and (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof.

The Interest Rate Swap Agreement and the right to any Net Swap Provider Payments or Swap Termination Payments made by the Swap Provider thereunder are not assets of the trust, but instead are assets of the separate Supplemental Interest Trust.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to the Mortgage Loan Purchase and Servicing Agreement. See “The Originators–PHH Mortgage Corporation–Underwriting Standards” in this prospectus supplement.

Pursuant to the Mortgage Loan Purchase and Servicing Agreement, the sponsor and Bishop’s Gate Residential Mortgage Trust will make certain representations and warranties with respect to the related Mortgage Loans.  Subsequently, the depositor will assign such representations and warranties to the trustee for the benefit of the certificateholders.

If either Seller breaches any of its representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, PHH Mortgage, as sponsor (or Bishop’s Gate with respect to certain representations and warranties related to title made by Bishop’s Gate), will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof or substitute therefor.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank.  If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the Custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or receipt of any required custodial certification delivered by the Custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor (or, in certain instances where the defect relates to Bishop’s Gate’s title to the Mortgage Loan, Bishop’s Gate) to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 99% of all voting rights will be allocated among the holders of the Offered Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in “Description of the Securities–Termination” in the prospectus. The servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date (each such date, a “Optional Termination Date”) following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.  In the event the servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, the servicer, the master servicer, the custodian and the securities administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider (the “Termination Price”).  In the event the servicer exercises this option, the purchase price, will be distributed to certificateholders, to the extent of available funds, in accordance with the priorities set forth in “Description of the Certificates—Interest Distributions” and “—Principal Distributions” above.  In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder and the depositor a statement generally setting forth, among other information:

(1)

the applicable Interest Accrual Periods and general Distribution Dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4)

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

(5)

the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6)

the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates, if any;

(7)

the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

(8)

the number and scheduled principal balance of all the Mortgage Loans for the following Distribution Date;

(9)

the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(10)

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(11)

the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(12)

the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(13)

with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(14)

whether the Stepdown Date has occurred or whether a Trigger Event is in effect;

(15)

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

(16)

the cumulative Realized Losses through the end of the preceding month;

(17)

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans; and

(18)

the amount of any Swap Provider Payment payable to the supplemental interest trust, any related Net Securities Administrator Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the supplemental interest trust and any Swap Termination Payment payable to the Swap Provider.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website, initially located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments.  See “Risk Factors” in this prospectus supplement and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected.  As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments.  Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates.  Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicer will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

The servicer will be required to deposit into the Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate Servicing Fee payable to such servicer for the related Due Period.

In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid by it on any Distribution Date, the master servicer will be required to pay the lesser of the amount required to be paid by the servicer and not so paid and the aggregate fee payable to the master servicer for such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency may be allocated to the certificates as described under “Description of the Certificates–Interest Distributions”.  In addition, any deficiencies in interest due to the application of the Relief Act may be allocated to the certificates as described under “Description of the Certificates–Interest Distributions”.

Certificates—General

Because principal distributions are paid to certain classes of Certificates before other classes, holders of Mezzanine Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the Certificates having a later priority of payment will represent an increasing percentage interest in the Mortgage Loans during the period prior to the commencement of distributions of principal on these Certificates. As described under “Description of the Certificates—Principal Distributions” herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Senior Certificates until the aggregate Certificate Principal Balance thereof has been reduced to zero. Thereafter, as further described herein, during certain periods, if certain loss and delinquency triggers occur as described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Senior Certificates entitled to principal in the priorities described under “Description of the Certificates—Principal Distributions” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in the prospectus supplement (“PPC”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  With respect to the fixed rate Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.18% (precisely 13%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 25.00% per annum thereafter.  With respect to the hybrid adjustable-rate Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.64% (precisely 18%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 30.00% per annum thereafter.

PPC does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of PPC.  The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors.  Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under “Description of the Mortgage Pool” and assuming, among other things, the following modeling assumptions (collectively, the “Modeling Assumptions”).  All computational materials will be prepared on the basis of the following Modeling Assumptions:

•

scheduled payments on all Mortgage Loans are received on the first day of each month beginning in July 2007 and are computed prior to giving effect to any prepayments received in the prior month;

•

prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in June 2007 and include a full month’s interest thereon;

•

there are no defaults or delinquencies on the related Mortgage Loans;

•

optional termination of the REMIC does not occur unless stated otherwise;

•

the related Mortgage Loans prepay at the indicated constant percentages of PPC;

•

the date of issuance for the certificates is June 28, 2007;

•

cash distributions are received by the related certificateholders on the 25th day of each month when due beginning in July 2007;

•

the scheduled monthly payments for each related Mortgage Loan (except for interest-only loans which provide only scheduled interest payment during the interest only terms) are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

•

One-Month LIBOR remains constant at 5.3200% per annum;

•

One-Year LIBOR remains constant at  5.4900% per annum; and

•

Six-Month LIBOR remains constant at 5.4050% per annum; and

•

the related Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Loan Characteristics for the Mortgage Loans

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Age (Months)	Mortgage Rate (%)	Net Mortgage Rate (%)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
1,639,491.04	358	358	2	7.1392949119	6.7592949119	LIBOR_1YR	2.2500000000	12.1392949119	7.1392949119	5.0000000000	2.0000000000	118	12	N/A
27,668,641.62	240	359	1	6.8015400379	6.4215400379	LIBOR_1YR	2.2500000000	11.8015400379	6.8015400379	5.0000000000	2.0000000000	119	12	119
997,592.48	240	349	11	6.3890000000	6.0090000000	LIBOR_6MO	2.0000000000	11.3890000000	6.3890000000	5.0000000000	2.0000000000	109	6	109
257,613.77	336	336	24	6.2500000000	5.8700000000	LIBOR_1YR	2.2500000000	12.2500000000	6.2500000000	2.0000000000	2.0000000000	12	12	N/A
1,192,405.53	324	350	10	6.5292217867	6.1492217867	LIBOR_1YR	2.2500000000	12.5292217867	6.5292217867	2.0000000000	2.0000000000	26	12	26
1,243,500.00	240	359	1	6.6353835947	6.2553835947	LIBOR_1YR	2.2500000000	12.6353835947	6.6353835947	2.0000000000	2.0000000000	35	12	119
14,085,095.55	359	359	1	6.9892321279	6.5711038988	LIBOR_1YR	2.2881282291	11.9892321279	6.9892321279	5.0000000000	2.0000000000	59	12	N/A
463,939.70	300	335	25	5.8750000000	5.4950000000	LIBOR_1YR	2.2500000000	10.8750000000	5.8750000000	5.0000000000	2.0000000000	35	12	35
101,672,758.78	240	359	1	6.5871755346	6.2060453204	LIBOR_1YR	2.2511302142	11.5871755346	6.5871755346	5.0000000000	2.0000000000	59	12	119
1,813,634.78	359	359	1	6.6272765129	6.2472765129	LIBOR_1YR	2.2500000000	11.6272765129	6.6272765129	5.0000000000	2.0000000000	83	12	N/A
554,081.79	276	354	6	6.8486212230	6.4686212230	LIBOR_1YR	2.2500000000	11.8486212230	6.8486212230	5.0000000000	2.0000000000	78	12	78
36,580,504.82	240	359	1	6.6442288975	6.2477360941	LIBOR_1YR	2.2630851994	11.6442288975	6.6442288975	5.0000000000	2.0000000000	83	12	119
5,433,536.83	175	175	5	6.2628386742	6.0078386742	FIXED	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
182,572,981.76	359	359	1	6.7470885692	6.4795064177	FIXED	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36,040,750.45	240	359	1	6.7073542011	6.4523542011	FIXED	N/A	N/A	N/A	N/A	N/A	N/A	N/A	119

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding Certificate Principal Balances and the weighted average lives shown in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC”.  Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption.  There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption.  The depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial Certificate Principal Balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the mortgage pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally.  In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

The depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates.  Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	86	73	60	48	35	22	9
June 25, 2009	69	43	18	0	0	0	0
June 25, 2010	53	16	0	0	0	0	0
June 25, 2011	39	0	0	0	0	0	0
June 25, 2012	25	0	0	0	0	0	0
June 25, 2013	12	0	0	0	0	0	0
June 25, 2014	*	0	0	0	0	0	0
June 25, 2015	0	0	0	0	0	0	0
June 25, 2016	0	0	0	0	0	0	0
June 25, 2017	0	0	0	0	0	0	0
June 25, 2018	0	0	0	0	0	0	0
June 25, 2019	0	0	0	0	0	0	0
June 25, 2020	0	0	0	0	0	0	0
June 25, 2021	0	0	0	0	0	0	0
June 25, 2022	0	0	0	0	0	0	0
June 25, 2023	0	0	0	0	0	0	0
June 25, 2024	0	0	0	0	0	0	0
June 25, 2025	0	0	0	0	0	0	0
June 25, 2026	0	0	0	0	0	0	0
June 25, 2027	0	0	0	0	0	0	0
June 25, 2028	0	0	0	0	0	0	0
June 25, 2029	0	0	0	0	0	0	0
June 25, 2030	0	0	0	0	0	0	0
June 25, 2031	0	0	0	0	0	0	0
June 25, 2032	0	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	3.38	1.84	1.29	1.00	0.82	0.71	0.62
Weighted Average Life to Call(1)(2)	3.38	1.84	1.29	1.00	0.82	0.71	0.62

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

 *  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	93	64	37	13
June 25, 2010	100	100	79	41	10	0	0
June 25, 2011	100	92	46	13	0	0	0
June 25, 2012	100	66	21	0	0	0	0
June 25, 2013	100	46	2	0	0	0	0
June 25, 2014	100	29	0	0	0	0	0
June 25, 2015	85	14	0	0	0	0	0
June 25, 2016	71	2	0	0	0	0	0
June 25, 2017	60	0	0	0	0	0	0
June 25, 2018	48	0	0	0	0	0	0
June 25, 2019	37	0	0	0	0	0	0
June 25, 2020	26	0	0	0	0	0	0
June 25, 2021	16	0	0	0	0	0	0
June 25, 2022	8	0	0	0	0	0	0
June 25, 2023	0	0	0	0	0	0	0
June 25, 2024	0	0	0	0	0	0	0
June 25, 2025	0	0	0	0	0	0	0
June 25, 2026	0	0	0	0	0	0	0
June 25, 2027	0	0	0	0	0	0	0
June 25, 2028	0	0	0	0	0	0	0
June 25, 2029	0	0	0	0	0	0	0
June 25, 2030	0	0	0	0	0	0	0
June 25, 2031	0	0	0	0	0	0	0
June 25, 2032	0	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	11.04	6.03	4.04	3.00	2.33	1.90	1.61
Weighted Average Life to Call(1)(2)	11.04	6.03	4.04	3.00	2.33	1.90	1.61

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	77	47
June 25, 2011	100	100	100	100	82	55	36
June 25, 2012	100	100	100	85	54	33	19
June 25, 2013	100	100	100	62	36	19	9
June 25, 2014	100	100	81	45	23	11	4
June 25, 2015	100	100	64	32	15	6	1
June 25, 2016	100	100	50	23	9	2	0
June 25, 2017	100	87	40	17	5	1	0
June 25, 2018	100	74	31	12	3	0	0
June 25, 2019	100	62	24	8	1	0	0
June 25, 2020	100	52	19	5	0	0	0
June 25, 2021	100	43	14	3	0	0	0
June 25, 2022	100	36	10	1	0	0	0
June 25, 2023	99	30	8	*	0	0	0
June 25, 2024	88	25	5	0	0	0	0
June 25, 2025	78	21	3	0	0	0	0
June 25, 2026	69	17	2	0	0	0	0
June 25, 2027	60	13	1	0	0	0	0
June 25, 2028	52	10	*	0	0	0	0
June 25, 2029	44	8	0	0	0	0	0
June 25, 2030	37	6	0	0	0	0	0
June 25, 2031	31	4	0	0	0	0	0
June 25, 2032	25	2	0	0	0	0	0
June 25, 2033	19	1	0	0	0	0	0
June 25, 2034	13	0	0	0	0	0	0
June 25, 2035	8	0	0	0	0	0	0
June 25, 2036	2	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	21.79	14.44	10.04	7.47	5.84	4.66	3.73
Weighted Average Life to Call(1)(2)	20.48	12.70	8.66	6.41	4.99	3.98	3.16

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	94	88	82	77	71	65	60
June 25, 2009	86	75	64	53	44	35	27
June 25, 2010	79	63	49	37	26	18	11
June 25, 2011	73	53	38	27	19	13	8
June 25, 2012	67	45	30	20	13	8	4
June 25, 2013	61	38	24	14	8	5	2
June 25, 2014	56	33	19	10	5	3	1
June 25, 2015	51	28	15	8	4	1	*
June 25, 2016	46	24	12	5	2	1	0
June 25, 2017	43	20	9	4	1	*	0
June 25, 2018	39	17	7	3	1	0	0
June 25, 2019	35	14	6	2	*	0	0
June 25, 2020	32	12	4	1	0	0	0
June 25, 2021	29	10	3	1	0	0	0
June 25, 2022	26	8	2	*	0	0	0
June 25, 2023	23	7	2	*	0	0	0
June 25, 2024	21	6	1	0	0	0	0
June 25, 2025	18	5	1	0	0	0	0
June 25, 2026	16	4	*	0	0	0	0
June 25, 2027	14	3	*	0	0	0	0
June 25, 2028	12	2	*	0	0	0	0
June 25, 2029	10	2	0	0	0	0	0
June 25, 2030	9	1	0	0	0	0	0
June 25, 2031	7	1	0	0	0	0	0
June 25, 2032	6	1	0	0	0	0	0
June 25, 2033	4	*	0	0	0	0	0
June 25, 2034	3	0	0	0	0	0	0
June 25, 2035	2	0	0	0	0	0	0
June 25, 2036	1	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	10.14	6.13	4.22	3.15	2.48	2.01	1.66
Weighted Average Life to Call(1)(2)	9.84	5.72	3.90	2.91	2.28	1.85	1.53

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

 Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100
June 25, 2011	100	100	83	59	41	28	18
June 25, 2012	100	96	65	43	27	16	6
June 25, 2013	100	82	52	31	18	7	0
June 25, 2014	100	71	41	22	12	0	0
June 25, 2015	100	60	32	16	1	0	0
June 25, 2016	100	52	25	12	0	0	0
June 25, 2017	92	44	20	3	0	0	0
June 25, 2018	84	37	15	0	0	0	0
June 25, 2019	76	31	12	0	0	0	0
June 25, 2020	69	26	5	0	0	0	0
June 25, 2021	62	22	0	0	0	0	0
June 25, 2022	56	18	0	0	0	0	0
June 25, 2023	50	15	0	0	0	0	0
June 25, 2024	44	13	0	0	0	0	0
June 25, 2025	39	8	0	0	0	0	0
June 25, 2026	35	3	0	0	0	0	0
June 25, 2027	30	0	0	0	0	0	0
June 25, 2028	26	0	0	0	0	0	0
June 25, 2029	22	0	0	0	0	0	0
June 25, 2030	19	0	0	0	0	0	0
June 25, 2031	15	0	0	0	0	0	0
June 25, 2032	12	0	0	0	0	0	0
June 25, 2033	6	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.89	10.32	7.03	5.30	4.39	3.92	3.73
Weighted Average Life to Call(1)(2)	16.39	9.74	6.60	4.97	4.12	3.71	3.55

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100
June 25, 2011	100	100	83	59	41	28	16
June 25, 2012	100	96	65	43	27	12	0
June 25, 2013	100	82	52	31	16	0	0
June 25, 2014	100	71	41	22	*	0	0
June 25, 2015	100	60	32	12	0	0	0
June 25, 2016	100	52	25	*	0	0	0
June 25, 2017	92	44	20	0	0	0	0
June 25, 2018	84	37	10	0	0	0	0
June 25, 2019	76	31	1	0	0	0	0
June 25, 2020	69	26	0	0	0	0	0
June 25, 2021	62	22	0	0	0	0	0
June 25, 2022	55	17	0	0	0	0	0
June 25, 2023	50	9	0	0	0	0	0
June 25, 2024	44	2	0	0	0	0	0
June 25, 2025	39	0	0	0	0	0	0
June 25, 2026	35	0	0	0	0	0	0
June 25, 2027	30	0	0	0	0	0	0
June 25, 2028	26	0	0	0	0	0	0
June 25, 2029	22	0	0	0	0	0	0
June 25, 2030	18	0	0	0	0	0	0
June 25, 2031	10	0	0	0	0	0	0
June 25, 2032	2	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.66	10.02	6.81	5.11	4.22	3.74	3.50
Weighted Average Life to Call(1)(2)	16.39	9.74	6.60	4.96	4.10	3.64	3.41

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100
June 25, 2011	100	100	83	59	41	28	0
June 25, 2012	100	96	65	43	26	0	0
June 25, 2013	100	82	52	31	0	0	0
June 25, 2014	100	71	41	10	0	0	0
June 25, 2015	100	60	32	0	0	0	0
June 25, 2016	100	52	20	0	0	0	0
June 25, 2017	92	44	2	0	0	0	0
June 25, 2018	84	37	0	0	0	0	0
June 25, 2019	76	31	0	0	0	0	0
June 25, 2020	69	22	0	0	0	0	0
June 25, 2021	62	9	0	0	0	0	0
June 25, 2022	55	0	0	0	0	0	0
June 25, 2023	50	0	0	0	0	0	0
June 25, 2024	44	0	0	0	0	0	0
June 25, 2025	39	0	0	0	0	0	0
June 25, 2026	35	0	0	0	0	0	0
June 25, 2027	30	0	0	0	0	0	0
June 25, 2028	22	0	0	0	0	0	0
June 25, 2029	10	0	0	0	0	0	0
June 25, 2030	0	0	0	0	0	0	0
June 25, 2031	0	0	0	0	0	0	0
June 25, 2032	0	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.21	9.58	6.48	4.86	4.00	3.56	3.30
Weighted Average Life to Call(1)(2)	16.21	9.57	6.48	4.86	4.00	3.56	3.29

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Closing Date	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100
June 25, 2010	100	100	100	100	100	100	100
June 25, 2011	100	100	83	59	41	0	0
June 25, 2012	100	96	65	43	0	0	0
June 25, 2013	100	82	52	12	0	0	0
June 25, 2014	100	71	41	0	0	0	0
June 25, 2015	100	60	15	0	0	0	0
June 25, 2016	100	52	0	0	0	0	0
June 25, 2017	92	44	0	0	0	0	0
June 25, 2018	84	33	0	0	0	0	0
June 25, 2019	76	12	0	0	0	0	0
June 25, 2020	69	0	0	0	0	0	0
June 25, 2021	62	0	0	0	0	0	0
June 25, 2022	56	0	0	0	0	0	0
June 25, 2023	50	0	0	0	0	0	0
June 25, 2024	44	0	0	0	0	0	0
June 25, 2025	39	0	0	0	0	0	0
June 25, 2026	25	0	0	0	0	0	0
June 25, 2027	9	0	0	0	0	0	0
June 25, 2028	0	0	0	0	0	0	0
June 25, 2029	0	0	0	0	0	0	0
June 25, 2030	0	0	0	0	0	0	0
June 25, 2031	0	0	0	0	0	0	0
June 25, 2032	0	0	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0
June 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	15.56	9.03	6.08	4.57	3.77	3.33	3.16
Weighted Average Life to Call(1)(2)	15.56	9.03	6.08	4.57	3.77	3.33	3.16

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the Certificate Principal Balance described in (a) above.

(2)

Assumes the servicer exercises its option to purchase the Mortgage Loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as tiered real estate mortgage investment conduits (each a “REMIC”) structures for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC for which the securities administrator files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).

Treatment of the Offered Certificates

For federal income tax information reporting purposes, the securities administrator will treat each holder of a Offered Certificate (a “Component Certificate”) (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component”) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Pass-Through Rate, determined by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate Principal Balance of the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Component Certificates may exceed the actual amount of distributions on such class of Certificates.

Any payment on a Component Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations–Taxation of Owners of Regular Securities” in the Prospectus.  In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Under the REMIC regulations, each holder of a Component Certificate must allocate its purchase price for a Component Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. Original issue discount regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.  For tax reporting purposes, the securities administrator will, unless otherwise directed in the Pooling and Servicing Agreement or by the depositor, treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The securities administrator, as provided in the Pooling and Servicing Agreement, will treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

The REMIC regular interest component of a Component Certificate may be issued with original issue discount. A beneficial owner of a Component Certificate must include any original issue discount with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such original issue discount. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether any such discount is considered de minimis will be 100% of PPC.  No representation is made as to the actual rate at which the Mortgage Loans will prepay.

If a holder of a Component Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of a Component Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of a Component Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Component Certificates and the holders of the Class CE Certificates, in which case a holder of a Component Certificate will be subject to potentially different timing of income and a foreign holder of a Component Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of a Component Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Component Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Component Certificates as Real Estate Assets

With respect to the Component Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Component Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust would be so treated, and income on the Component Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Component Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Component Certificates generally will not be suitable investments for a REMIC.

LEGAL PROCEEDINGS

Other than those described in this prospectus supplement, there are no legal proceedings pending against the sponsor, the depositor, the trustee, PHH Alternative Mortgage Trust, Series 2007-3, the master servicer, the servicer, the sellers, the securities administrator or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The depositor is an affiliate of the Swap Provider and Deutsche Bank National Trust Company.  PHH Mortgage, which is the sponsor, the servicer, an originator and a seller, is affiliated with Bishop’s Gate, which is a seller. The are no affiliations between the depositor and the issuing entity and any of the master servicer, the trustee and the securities administrator or any of the sponsor, the sellers, the servicer or the originators.  Wells Fargo Bank, N.A. serves as master servicer, the securities administrator and a custodian, but there are no other affiliations among Wells Fargo Bank, N.A. and any party to this transaction.    Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the other parties referred to in this paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

As of the date of their issuance, the Offered Certificates (other than the Class M-3 and Class M-4 Certificates) will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”)  for so long as such Offered Certificates are rated in one of the two highest rating categories by S&P and Moody’s or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Certain states have enacted such legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe.  See “Legal Matters” in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The Department of Labor has granted prohibited transaction exemptive relief with respect to the purchase or holding of certificates by or on behalf of, or with plan assets of, a Plan and the operation and management of the assets of the trust that issued such certificates to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as amended restated by Prohibited Transaction Exemptions 2007-5 (the “Underwriter Exemption”), as described in the accompanying prospectus.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-,” or, its equivalent, by S&P, Moody’s, Fitch or DBRS Limited and DBRS, Inc. at the time of their acquisition.  The Underwriter Exemption contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive, in the case of the Offered Certificates, payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Swap Agreement, with respect to the Certificates and after the termination of the Interest Rate Swap Agreement satisfies the terms and conditions of the Underwriter Exemption. See “ERISA Considerations” in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold a Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Interest Rate Swap Agreement with respect to the Offered Certificates, unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption. The administrative exemptions issued by the U.S. Department of Labor include Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in a Offered Certificate for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificate or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificates, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above or the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any Offered Certificate whose rating has fallen to below “BBB-”, or its equivalent, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the seller, the master servicer and the securities administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Underwriter Exemption.  However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Underwriter Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other offered certificates that are eligible under the Underwriter Exemption.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement dated as of June 25, 2007, and the related terms agreement dated June 25, 2007 (together, the “Underwriting Agreement”), between Deutsche Bank Securities Inc. (the “Underwriter”) and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses of approximately $350,000 payable by the depositor, will be 98.5985% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Pooling and Servicing Agreement—Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-4	AAA	Aaa
Class M-1	AA	Aa2
Class M-2	AA	A2
Class M-3	A	Baa2
Class M-4	BBB	Baa3

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements.  S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates.  S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the Mortgage Loans.  S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued.  The ratings of Moody’s take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity.  See “Risk Factors” and “Prepayment and Yield Considerations”.

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Reports to Certificateholders” and “Servicing–Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under “Available Information” on each distribution date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing–Evidence as to Compliance” and “Pooling and Servicing Agreement–Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211 and its telephone number is 704-365-0569. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Notional Amount ($)
July 25, 2007	406,858,000
August 25, 2007	401,679,492
September 25, 2007	396,026,296
October 25, 2007	389,912,890
November 25, 2007	383,353,597
December 25, 2007	376,364,556
January 25, 2008	368,963,676
February 25, 2008	361,171,481
March 25, 2008	353,015,069
April 25, 2008	344,516,744
May 25, 2008	335,700,252
June 25, 2008	326,593,169
July 25, 2008	317,730,226
August 25, 2008	309,104,881
September 25, 2008	300,710,683
October 25, 2008	292,541,401
November 25, 2008	284,590,972
December 25, 2008	276,853,500
January 25, 2009	269,323,245
February 25, 2009	261,994,628
March 25, 2009	254,862,217
April 25, 2009	247,920,729
May 25, 2009	241,165,025
June 25, 2009	234,590,105
July 25, 2009	228,191,102
August 25, 2009	221,963,285
September 25, 2009	215,902,048
October 25, 2009	210,002,411
November 25, 2009	204,260,541
December 25, 2009	198,672,198
January 25, 2010	193,233,254
February 25, 2010	187,939,693
March 25, 2010	182,787,610
April 25, 2010	177,773,203
May 25, 2010	172,892,774
June 25, 2010	168,142,726
July 25, 2010	163,519,379
August 25, 2010	160,104,493
September 25, 2010	155,838,670
October 25, 2010	151,686,748
November 25, 2010	147,645,674
December 25, 2010	143,712,472
January 25, 2011	139,884,249
February 25, 2011	136,158,191
March 25, 2011	132,531,558
April 25, 2011	129,001,684
May 25, 2011	125,565,977
June 25, 2011	122,221,912
July 25, 2011	118,967,035
August 25, 2011	115,798,955
September 25, 2011	112,715,350
October 25, 2011	109,713,955
November 25, 2011	106,792,571
December 25, 2011	103,949,055
January 25, 2012	101,181,323
February 25, 2012	98,487,347
March 25, 2012	95,865,153
April 25, 2012	93,312,822
May 25, 2012	90,828,485
June 25, 2012	88,410,323
July 25, 2012	86,056,874
August 25, 2012	83,766,091
September 25, 2012	81,536,299
October 25, 2012	79,365,870
November 25, 2012	77,253,216
December 25, 2012	75,143,020
January 25, 2013	73,087,897
February 25, 2013	71,087,465
March 25, 2013	69,140,264
April 25, 2013	67,244,873
May 25, 2013	65,399,909
June 25, 2013	63,604,027
July 25, 2013	61,855,916
August 25, 2013	60,154,302
September 25, 2013	58,497,946
October 25, 2013	56,885,639
November 25, 2013	55,316,207
December 25, 2013	53,788,507
January 25, 2014	52,301,426
February 25, 2014	50,853,809
March 25, 2014	49,444,679
April 25, 2014	48,073,010
May 25, 2014	46,737,804

PROSPECTUS

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Issuing Entities:

Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each issuing entity will generally consist of one or more of the following:

•

mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties;

•

mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•

previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the risk factors beginning on Page 1 of this prospectus:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2007

TABLE OF CONTENTS

RISK FACTORS

1

DESCRIPTION OF THE ISSUING ENTITIES’ TRUST FUND

5

USE OF PROCEEDS

20

YIELD CONSIDERATIONS

23

STATIC POOL INFORMATION

30

THE SPONSOR

30

THE DEPOSITOR

31

DESCRIPTION OF THE SECURITIES

31

DESCRIPTION OF THE AGREEMENTS

51

DESCRIPTION OF CREDIT SUPPORT

80

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

85

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

103

PENALTY AVOIDANCE

148

STATE AND OTHER TAX CONSIDERATIONS

149

ERISA CONSIDERATIONS

149

LEGAL INVESTMENT

158

METHODS OF DISTRIBUTION

161

ADDITIONAL INFORMATION

162

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

163

LEGAL MATTERS

164

FINANCIAL INFORMATION

164

RATING

164

INDEX OF DEFINED TERMS

165

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

The mortgage loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.

The underwriting standards of the originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. The originators consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property.  As further described in this prospectus, the underwriting standards of the originators do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans

The Offered Securities will be limited obligations solely of the issuing entity and not of any other party.

The Offered Securities will not represent an interest in or obligation of the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates.  Neither the Offered Securities nor the underlying mortgage loans  will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the Offered Securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Securities.

Violation of consumer protection laws may result in losses on the mortgage loans, the contracts and your securities.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

The mortgage loans are also subject to federal laws, including:

•

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•

the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans  and in addition could subject the trust to damages and administrative enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans  against the issuing entity.  In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans  that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans  and restrict the servicer’s ability to foreclose in response to mortgagor defaults.  The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans  against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

The sponsor will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.  If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the  may be materially and adversely affected.

The liquidity of your securities may be limited.

The underwriter has no obligation to make a secondary market in the classes of Offered Securities. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your securities could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans . The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer, the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent Distribution Dates.

Possible reduction or withdrawal of ratings on the Offered Securities.

Each rating agency rating the Offered Securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the Offered Securities, the liquidity and market value of the affected securities is likely to be reduced.

Description of the Issuing Entities’ Trust Fund

Assets

The primary assets of each issuing entity’s trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on residential properties, which may include Home Equity Loans and Land Sale Contracts (each as defined in this prospectus);

•

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”);

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

•

a combination of mortgage loans, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement.  The depositor will select each Asset to include in an issuing entity’s trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the issuing entity’s trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor.  The assets of an issuing entity may consist of certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”) or (2) a primarily residential property that consists of five or more residential dwelling units referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property” and together with Single Family Property, the “Mortgaged Properties.”)  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives”) and

•

Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of the mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the issuing entity.

The mortgage loans may include:

•

Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”); and

•

Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor.  The prospectus supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.  The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”).  See “—FHA Loans and VA Loans” below.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related issuing entity (the “Cut-off Date”);

•

the type of property securing the mortgage loans;

•

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•

the range of maturity dates of the mortgage loans;

•

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•

the state or states in which most of the Mortgaged Properties are located;

•

information regarding the prepayment provisions, if any, of the mortgage loans;

•

for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance.  In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the mortgage loans include Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.  In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

HELOCs

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs”).  Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid.  If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the issuing entity described in the prospectus supplement.  As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the issuing entity and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement.  Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.”  To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below).  The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates.  Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement.  If the issuing entity includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate.  In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in an issuing entity in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.  Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment.  Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in an issuing entity, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying Fannie Mae certificates included in an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans.  If the issuing entity includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only.  For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”).  Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act.  A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group.  If the issuing entity includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal.  Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in an issuing entity may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable.  The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement.  If the issuing entity includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans or Agency Securities, or collateralized obligations secured by mortgage loans or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

(1)

neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

(2)

neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3)

the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the issuing entity of that series.  As used in this prospectus, the terms “mortgage loans,” include the mortgage loans, underlying the Mortgage Securities in your issuing entity.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to those exceptions that are expressly stated in the prospectus supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may only be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more of only the following types of credit support:  a letter of credit, insurance policy, guarantee, reserve fund, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable.  See “Description of Credit Support.”

Cash Flow Agreements

The trust fund may include one or more derivative instruments, (each a “Cash Flow Agreement”), as described in this section.  All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Cash Flow Agreements may include only 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the trust fund to do so.

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Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity.  The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series.  The rate of principal payments on the Assets in the related issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity.  If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying those Assets.  See “Description of the Issuing Entities.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any issuing entity by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

Static Pool Information

For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

The Sponsor

The sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the related prospectus supplement.  The Sponsor maintains its principal office at 60 Wall Street, New York, New York  10005.  Its telephone number is (212) 250-2500.

During fiscal year 2005, the Sponsor and its affiliates securitized approximately $18.4 billion of residential mortgages.

With respect to any series of securities, if so specified in the related prospectus supplement, the Sponsor will also act as servicer or master servicer for the mortgage pool.  If so, the Sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under “Description of the Securities.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to the related Agreement.  The “Notes” of each series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed

A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates or notes is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance or note principal balance.  The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate

A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO

A class of securities with no principal balance and which is not entitled to principal payments.  Interest usually accrues based on a specified notional amount.

Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out

A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only

A class of securities which is not entitled to interest payments.

Planned Amortization Class

A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization

A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, Book Entry Securities”), as provided in the prospectus supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related issuing entity, and

(d)

all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus), on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).   The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.   The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans comprising or underlying the Assets in the issuing entity for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans comprising or underlying the Assets in the related issuing entity.  Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity.  The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a) one scheduled payment is delinquent,

(b) two scheduled payments are delinquent,

(c) three or more scheduled payments are delinquent and

(d) foreclosure proceedings have begun;

(8)

for any mortgage loan liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan and included in the issuing entity as of the end of the related Due Period,

(a) the book value,

(b) the principal balance of the related mortgage loan immediately following that Distribution Date (calculated as if that mortgage loan were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a) the total amount of sale proceeds,

(b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan and

(c) the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities, if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a) default interest,

(b) late charges and

(c) assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement.  In no event, however, will the issuing entity continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%), specified in the prospectus supplement.  In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933 and Regulation AB.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing entity and an indenture trustee named in the prospectus supplement.  The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description of those provisions in the prospectus supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement.  In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related issuing entity, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable,

(2)

in respect of each contract included in the related issuing entity, including the outstanding principal amount and the contract rate; and

(3)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form.  However, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement.  If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “—Events of Default under the Agreement” and “—Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Issuing Entities—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the issuing entity.

Other Collection Accounts.   If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to an issuing entity that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement.  The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and management of any Mortgaged Property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act.  Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date.  In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”).  For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in an issuing entity that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the issuing entity.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable,; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “—Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in an issuing entity and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support only may be in the form of one or more of the following features:

•

letters of credit;

•

Pool Insurance Policies;

•

special hazard insurance policies;

•

Bankruptcy Bonds;

•

guarantees; or

•

the establishment of one or more reserve funds.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the issuing entity.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.  Any guarantee specified in the prospectus supplement, if any, will be exempt from registration under the Securities Act.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement.  To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the prospectus supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

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in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

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tender to the insurer good and merchantable title to, and possession of, the mortgaged property

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans.  See “Description of The Issuing Entities—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Issuing Entities—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers’ and Sailors’ Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract”) the contract seller (hereinafter referred to as the “contract lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture.  Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the issuing entity or a part of the issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the issuing entity.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•

The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•

Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•

If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in an issuing entity unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Material Federal Income Tax Considerations

General

The following discussion represents the opinion of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

securities (“REMIC Securities”) representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

1.

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

2.

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

3.

to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)

substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)

that entity is the borrower under debt obligations with two or more maturities, and

(3)

under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)

a mortgage in default or as to which default is reasonably foreseeable;

(2)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)

a mortgage that was fraudulently procured by the borrower; and

(4)

a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules.  Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date; and

(2)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(4)

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.  Unless required otherwise by applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

(5)

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

(8)

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(e) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.	the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule applies to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).  In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.

(6)

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)

Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgages other than for:

(a)

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)

foreclosure, default, or imminent default of a qualified mortgage;

(c)

bankruptcy or insolvency of the REMIC Pool; or

(d)

a qualified (complete) liquidation;

(2)

the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

(3)

the receipt of compensation for services; or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)

during the three months following the Startup Day,

(2)

made to a qualified reserve fund by a Residual Holder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

(3)

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

if any servicing compensation is deemed to exceed a reasonable amount;

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had received as distributions their full share of receipts;

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.

Partnership Trust Funds and Disregarded Entities

Classification of Issuing Entities

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund.  If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund’s expenses, and income from the Partnership Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)

Treatment as a Partnership Trust Fund

The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity’s assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes).  See “Grantor Trusts.”  If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity.  If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the issuing entity for federal income tax purposes.  For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.   The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner the name, address and identification number of such person,

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 35% for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.

(12)

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single-family residential mortgage loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the issuing entity must be fully secured (other than one-to-four family residential mortgage loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Residential (one- to-four family), may be less than fully secured, provided that the rights and interests evidenced by Certificates are:  (a) not subordinated to the rights and interests evidenced by Securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Types of Issuing Entities

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Coverage for Certificates Not Exemption Eligible

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity.  However, with respect to acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable, Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

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New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, New York, NY and Thacher Proffitt & Wood LLP.

Financial Information

A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1986 Act

1997 Act

90

1998 Policy Statement

118

Accrual Period

136

Accrual Securities

18

Accrued Security Interest

24

Adjustable Rate Assets

27

Agency Securities

3

Agreement

3

ARM Loans

39

Asset Conservation Act

6

Asset Group

77

Asset Seller

25

Available Distribution Amount

3

Balloon Payment Assets

25

Bankruptcy Code

4

Beneficial Owner

74

Bi-weekly Assets

33

Book-Entry Securities

4

Buy Down Assets

25

Buydown Mortgage Loans

3

Buydown Period

21

Capitalized Interest Account

21

Cash Flow Agreement

16

CERCLA

17

Certificates

75

Charter Act

24

Code

12

Collection Account

84

Commission

43

contract borrower

7

contract lender

69

Convertible Assets

69

Cooperative

4

Cooperative Corporation

68

Cooperative Loans

35

Cooperatives

68

Covered Trust

5

CPR

63

Crime Control Act

20

Cut-off Date

80

Definitive Securities

6

Determination Date

25

Distribution Date

25

DTC

18

ERISA

33

Euroclear

127

Euroclear Operator

33

European Depositaries

35

Exchange Act

36

Fannie Mae

34

FDIC

108

FHA

43

Freddie Mac

5

Freddie Mac Act

3

Freddie Mac Certificate Group

13

Garn-St. Germain Act

13

GEM Assets

77

Ginnie Mae

4

GPM Assets

3

Grantor Trust Fund Stripped Bond

4

Grantor Trust Fund Stripped Coupon

117

HELOCs

12

Home Equity Loans

117

Housing Act

5

HUD

11

Increasing Payment Asset

52

Increasing Payment Assets

4

Indirect Participants

3

Insurance Proceeds

34

Interest Rate

26

Interest Reduction Assets

27

land sale contract

4

Land Sale Contracts

69

Level Payment Assets

5

Liquidation Proceeds

3

Lock-out Date

26

Mortgaged Properties

7

Mortgages

5

Nonrecoverable Advance

5

Notes

30

Offered Securities

24

OID Regulations

25

Participants

85

Partnership Certificate Owners

34

PCBs

121

Permitted Investments

75

Pre-Funded Amount

44

Pre-Funding Account

16

Pre-Funding Period

16

Prepayments Premium

16

Purchase Price

7

RCRA

41

Record Date

76

Regular Securities

25

Regular Securityholder

86

Relief Act

89

REMIC Regulations

80

REMIC Securities

85

REO Property

39

Residual Holders

31

Residual Securities

97

Retained Interest

86

RICO

8

Rules

80

Securities

36

Security Balance

24

Senior Securities

27

Servicemen’s Readjustment Act

24

Servicing Standard

16

Shortfall Amount

47

Single Family Property

117

SPA

5

Special servicer

20

Step-up Rate Assets

56

Strip Securities

4

Stripped Agency Securities

14

Subordinate Securities

24

Subsequent Assets

16

Superliens

75

Taxable Mortgage Pools

86

Terms and Conditions

35

Tiered REMICs

89

Title V

79

Title VIII

79

UCC

34

UST

76

VA

5

VA Guaranty Policy

53

Value

6

Warranting Party

42

Yield Considerations

27

$406,858,000
(Approximate)

PHHAM 2007-3

ACE SECURITIES CORP.
Depositor

PHH MORTGAGE CORPORATION
Sponsor

PHH ALTERNATIVE MORTGAGE TRUST, SERIES 2007-3

Mortgage Pass-Through Certificates

Prospectus Supplement
Dated June 25, 2007

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank Securities Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.